                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          SPECTAGUARD ACQUISITION LLC,

                                    BPS LLC,

                    BARTON PROTECTIVE SERVICES INCORPORATED,

                                       AND

              THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGE HERETO

                            DATED AS OF MAY 12, 2004

                                                      TABLE OF CONTENTS

ANNEXES

ANNEX 1           Definitions
ANNEX 2           Excluded Assets

EXHIBITS

EXHIBIT A         Form of Escrow Agreement
EXHIBIT B         Form of Non-Competition Agreement

SCHEDULES

Schedule 3.2 -- Capital Stock; Title to Shares

Schedule 3.3 -- Subsidiaries

Schedule 3.4(c)iii -- Authority; No Conflict

Schedule 3.5 -- Government Approvals

Schedule 3.6 -- Permits

Schedule 3.9(e) -- Taxes

Schedule 3.9(f) -- Taxes

Schedule 3.10 -- Legal Proceedings

Schedule 3.11 -- Compliance With Laws

Schedule 3.12 -- Benefit Plans; ERISA

Schedule 3.12(n) -- Benefit Plans; ERISA

Schedule 3.12(o) -- 280G Payments

Schedule 3.13 -- Tangible Assets

Schedule 3.14(a) -- Title to Properties; Liens

Schedule 3.14(b) -- Leases

Schedule 3.14(c) -- Title to Properties; Liens

Schedule 3.14(d) -- Title to Properties; Liens

Schedule 3.15(a) -- Intellectual Property; Rights

Schedule 3.15(b) -- Intellectual Property; Rights

Schedule 3.16(a) -- Contracts

Schedule 3.18(b) -- Labor Relations

Schedule 3.18(c) -- Labor Relations

Schedule 3.18(f) -- Labor Relations

Schedule 3.19 -- Environmental Matters

Schedule 3.20(a) -- Insurance

Schedule 3.20(b) -- Insurance

Schedule 3.21 -- No Material Adverse Charge

Schedule 3.22 -- Stock Ledgers; Full Disclosure

Schedule 5.3 -- Affiliate Transactions

Schedule 5.6 -- Change in Control Payments

Schedule 9.6 -- Third Party Consents

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May
12, 2004, by and among SPECTAGUARD ACQUISITION LLC, a Delaware limited liability company ("Parent"), BPS LLC, a Delaware limited liability company ("Merger
Sub"), BARTON PROTECTIVE SERVICES INCORPORATED, a Georgia corporation (the
"Company"), and CHARLES BARTON RICE, SR., an individual resident of the State of
Georgia ("Rice") and the other undersigned shareholders of the Company
(collectively, with Rice, the "Shareholders").

                                    RECITALS

         The Company is engaged in the Business. The Shareholders are the holders of all of the issued and outstanding shares of capital stock of the
Company. This Agreement provides for the acquisition of the Company by the
Parent pursuant to the merger of the Company with and into the Merger Sub (the
"Merger"), with Merger Sub being the surviving limited liability company.
Capitalized terms used but not defined herein shall have the meanings set forth in Annex 1 hereto.

         Prior to the Closing, the parties hereto anticipate that the assets of the Company set forth in Annex 2 hereto, none of which are material to the
Business, will be transferred from the Company to certain parties (the "Excluded
Assets").

         At the Effective Time, the Shares (other than Shares owned by the
Company or any of its Subsidiaries) shall be converted into and exchanged for the right to receive the merger consideration specified herein. The parties hereto wish to cause the Merger to be effected on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1      MERGER AGREEMENT.

                  The parties shall merge the Company with and into the Merger
Sub in accordance with the terms of this Agreement.

         1.2      CLOSING OF THE MERGER.

                  The closing hereunder of the Merger (the "Closing") shall take place at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times
Square, New York, New York 10036 at 11:00 a.m. local time, on any Monday following a Friday that is not a pay day of the Company (such Friday, the "Prior
Friday") (such Monday, the "Closing Date") after all the conditions precedent to the Closing set forth herein (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such

conditions) shall have been satisfied or waived in writing, unless otherwise mutually agreed to in writing by Parent, Merger Sub, the Company and the
Shareholders; provided, that Parent and Merger Sub shall not be obligated to close the Merger prior to July 30, 2004.

         1.3      THE MERGER.

                  On the Closing Date, the Parties shall cause the Merger to be consummated by filing with the Secretaries of State of the States of Georgia and
Delaware articles of merger and a certificate of merger complying with the GBCC and DLLCA (collectively, the "Articles of Merger"). The Merger shall become effective upon the later of the time of filing of the Articles of Merger as specified by the Secretary of State of Georgia and the Secretary of State of
Delaware, or at such time thereafter as is provided in the Articles of Merger
(the "Effective Time"). At the Effective Time, in accordance with this Agreement and the laws of the States of Georgia and Delaware: (a) the Company shall be merged with and into Merger Sub; (b) the separate existence of the Company shall cease; and (c) Merger Sub shall continue as the surviving limited liability company renamed as "Barton Protective Services LLC" (and the Shareholders will consent to such) ("Surviving Company").

         1.4      EFFECT OF THE MERGER.

                  The Merger shall have the effect set forth in the applicable provisions of the GBCC and DLLCA. Without limiting the generality of the foregoing, all the property, rights, privileges, powers and franchises of the
Company and the Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of the Company and the Merger
Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.

         1.5      CHARTER DOCUMENTS.

                  At the Effective Time, the certificate of formation of Merger
Sub and the operating agreement (if any) of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of formation and operating agreement of the Surviving Company, until thereafter amended as provided therein and under applicable Law. At the Effective Time the managers and officers (if any) of Merger Sub immediately prior to the Effective Time shall become the managers and officers of the Surviving Company, until their successors are elected and qualified.

                                   ARTICLE 2

                        CONVERSION; MERGER CONSIDERATION

         2.1      MERGER AND CONVERSION OF THE COMPANY COMMON STOCK.

                  At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto:

                  (a)   Membership Interests of Merger Sub. Each limited
liability company interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable limited liability company membership interest of the Surviving
Company.

                  (b)   Common Stock of the Company. Each Share issued and
outstanding at the Effective Time (other than Shares owned by the Company or any of its Subsidiaries) shall be converted into and exchanged for the right to receive the Per Share Amount, without interest, payable upon surrender to Parent of the certificate which immediately prior to the Effective Time evidenced such
Share. All of the Shares shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of a certificate previously evidencing any such Shares shall cease to have any rights with respect thereto, except the right to receive, in accordance with the provisions of this Article
2, the Per Share Amount for each of such Shares. Each Share owned by the Company or any of its Subsidiaries shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor. Following the Effective Time, there shall be no further registration of transfers on the records of the Company of Shares that were outstanding immediately prior to the Effective Time. The "Per Share Amount" shall mean (A)
the sum of the Merger Consideration and the aggregate of all of the exercise prices payable under all of the Company Stock Options, divided by (B) the sum of: (i) the number of Shares, (ii) the number of shares of Company Common Stock subject to the Company Stock Options and (iii) the number of phantom stock units issued under the Phantom Stock Award Agreement. The "Estimated Per Share Amount"
shall be determined in the same manner as the Per Share Amount except that the
Estimated Merger Consideration shall be used instead of the Merger
Consideration. The payment of the Estimated Merger Consideration and the funding of the Escrow Payment shall be made as set forth in Section 2.9(a) of this
Agreement.

         2.2      CONSIDERATION; CASH DISTRIBUTION.

                  (a)   The consideration for the Merger shall be equal to One
Hundred Eighty Million Dollars ($180,000,000), minus the Working Capital
Adjustment (based on the Initial Statement of Working Capital), if any, and the
Debt Adjustment, if any (the "Merger Consideration"). The Merger Consideration
will be estimated prior to the Closing and as of the Saturday payroll period end date immediately following the Prior Friday (the "Payroll Period End Date")
pursuant to Sections 2.3(c) and 2.4 hereof ("Estimated Merger Consideration")
and the Estimated Merger Consideration will be paid at Closing pursuant to
Section 2.9(a) hereof. The Merger Consideration, and any assumed liabilities to which the Assets are subject, will be allocated among the Assets, and any assumed liabilities to which the Assets are subject, as set forth on a schedule to be delivered by Parent to Shareholders' Representative within ninety (90)
Business Days after the Closing Date. Such allocation will be in accordance with
IRC ss. 1060 and the regulations promulgated thereunder and will be reasonably acceptable to Shareholders' Representative. The Parties will file Tax Returns
(and any other filings with the IRS and any state, local or foreign taxing authorities) consistent with such allocation and shall not take any position which is inconsistent with such allocation.

                  (b)   All Cash of the Company as of the close of business on
the Prior Friday shall be distributed to the Shareholders, pro rata, based upon each Shareholders' relative

ownership of Shares, without regard as to class of the Company Common Stock and without taking into account any shares issuable upon exercise of a Company Stock
Option or otherwise ("Pro Rata").

         2.3      WORKING CAPITAL ADJUSTMENT AND CASH.

                  (a)   To the extent that the Working Capital as of the Payroll
Period End Date set forth on the Closing Date Balance Sheet, as finally determined pursuant to Section 2.3(d) and (e), is less than the Target Working
Capital, the Merger Consideration shall be reduced by a dollar amount equal to the difference. The foregoing adjustment shall be referred to herein as the
"Working Capital Adjustment."

                  (b)   If Cash on the closing cash and debt statement, to be
prepared as of the Prior Friday (the "Closing Cash and Debt Statement"), as
finally determined pursuant to Section 2.3(d) and (e), is either positive or negative, then the Merger Consideration shall be adjusted dollar for dollar up or down, respectively (the "Cash Adjustment") and payment made under subparagraph (f) of this Section 2.3; provided, that no reclassification of negative Cash to debt shall be made in determining the amount of the Cash
Adjustment.

                  (c)   The Working Capital Adjustment, shall be estimated by
Shareholders based on an estimated Closing Date Balance Sheet and estimated statement of Working Capital ("Initial Statement of Working Capital") prepared by the Company's certified public accountants in accordance with the terms of this Agreement and in accordance with past practice and provided by Shareholders to the Parent at least three (3) Business Days before Closing. The Cash
Adjustment and the Debt Adjustment shall be estimated by Shareholders based upon an estimated Closing Cash and Debt Statement.

                  (d)   Parent will prepare (at Parent's expense) a Closing Date
Balance Sheet and a Closing Cash and Debt Statement, each in accordance with
GAAP, consistently applied and in accordance with the past practice of the
Company, which (i) Closing Date Balance Sheet shall include all normal year end adjustments made in the preparation of the Company's audited financial statements including a computation, in accordance with the terms of this
Agreement, of Working Capital ("Statement of Working Capital") as of the Payroll
Period End Date and the Working Capital Adjustment, and (ii) Closing Cash and
Debt Statement shall include the Cash Adjustment. Parent will deliver the
Closing Date Balance Sheet, Closing Cash and Debt Statement and Statement of
Working Capital to Shareholders' Representative within ninety (90) Business Days after the Closing Date. During the thirty (30) Business Days following the
Parent's delivery of the Statement of Working Capital, the Shareholders'
Representative and his representatives shall have, upon reasonable request, during normal business hours (i) the right to examine the books, records and documentation used in the preparation of the Closing Date Balance Sheet, the
Closing Cash and Debt Statement and the Statement of Working Capital and the
related adjustments, as well as (ii) access to such employees, accountants and other representatives of Parent and Surviving Company as the Shareholders'
Representative may reasonably request in order to allow Shareholders and their representatives to examine the accuracy of the Closing Date Balance Sheet,
Closing Cash and Debt Statement, Statement of Working Capital and Parent's
calculation of the Working Capital Adjustment and the Cash Adjustment. If within thirty (30) Business Days following Parent's delivery of the Closing Date

Balance Sheet, Closing Cash and Debt Statement and Statement of Working Capital,
Shareholders' Representative has not given Parent notice of its objection to the
Closing Date Balance Sheet, Closing Cash and Debt Statement and Statement of
Working Capital (such notice must contain a statement of the basis of the objection of the Shareholders' Representative), then the Closing Date Balance
Sheet, Closing Cash and Debt Statement and Statement of Working Capital shall be deemed conclusive and will be used in computing the adjustment, if any, to the
Merger Consideration, and the Merger Consideration, if so adjusted, shall be referred to herein as the "Final Merger Consideration." If Shareholders'
Representative gives such notice of objection, the Shareholders' Representative and the Parent shall, during the fifteen (15) Business Days following such notice (the "Working Capital/Cash Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  (e)   If at the conclusion of the Working Capital/Cash
Resolution Period, the Working Capital Adjustment or the Cash Adjustment shall remain in dispute, then the issues in dispute shall be submitted to KPMG LLP, certified public accountants (the "Accounting Arbitrator"), for resolution. If such accounting firm is then unable to serve, then another accounting firm, selected by mutual agreement of the Shareholders' Representative and the Parent,
shall be the Accounting Arbitrator. If KPMG LLP cannot serve and the
Shareholders' Representative and Parent are then unable to agree on the
Accounting Arbitrator, then, within ten (10) Business Days after the expiration of the Working Capital/Cash Resolution Period, the Shareholders' Representative
and Parent shall each have the right to request the American Arbitration
Association to appoint the Accounting Arbitrator, who shall be a practicing certified public accountant with experience preparing financial statements for companies engaged in the same field of business as the Company and shall not have had a business relationship with any of the Shareholders, the Company or
Parent, or any of their Affiliates, within the past two years. The Parties hereto shall execute, if requested by the Accounting Arbitrator, a reasonable engagement letter. The submission to the Accounting Arbitrator shall occur no later than ten (10) Business Days after the Accounting Arbitrator is determined
(whether it is KPMG LLP or as otherwise determined as set forth herein) and shall be accompanied by a statement (the "Brief") from Parent (with a copy to the Shareholder Representative) and the Shareholders' Representative (with a copy to Parent) setting forth in reasonable detail the proposed calculation by each such party of the items in dispute (each, a "Last Offer"). The Parent and the Shareholders agree that (i) each will furnish to the Accounting Arbitrator such work papers and other documents and information relating to the disputed issues as the Accounting Arbitrator may reasonably request and are available to that Party (or its independent public accountants), (ii) each will be afforded the opportunity to present to the Accounting Arbitrator any material relating to the disputed issues and to discuss the disputed issues with the Accounting
Arbitrator, (iii) the determination by the Accounting Arbitrator of the Working
Capital Adjustment or the Cash Adjustment (as the case may be), as set forth in a notice delivered to both the Shareholders' Representative and the Parent by the Accounting Arbitrator, will be binding and conclusive on the Parties
(provided that in no event shall the Accounting Arbitrator's determination be outside of the range of Last Offers of the respective parties with respect to those issues in dispute) and (iv) Parent and Shareholders will each bear 50% of the fees of the Accounting Arbitrator for such determination. The Shareholders'
Representative and the Parent shall otherwise bear his or its own costs and expenses associated with the resolution of such dispute, including the fees and expenses of their respective accountants and attorneys. The Accounting
Arbitrator shall use its

best efforts to make a final determination of any matters before it within thirty (30) days after the day that the Briefs are to be delivered to the
Accounting Arbitrator.

                  (f)   On or before the tenth (10th) Business Day following the
later of the final determination of the Working Capital Adjustment or the Cash
Adjustment (as the case may be) (by agreement or as determined by the Accounting
Arbitrator), the following payments, if any, will be made. If (i) the Final
Merger Consideration is greater than the Estimated Merger Consideration, Parent or Surviving Company shall pay the difference to the Shareholders'
Representative by wire transfer of immediately available funds and the
Shareholders' Representative shall distribute such amount to the Shareholders
Pro Rata, or (ii) the Final Merger Consideration is less than the Estimated
Merger Consideration, Parent and the Shareholders' Representative shall direct the Escrow Agent to pay the deficit to the Parent by wire transfer of immediately available funds (without interest thereon) out of the Escrow
Account; and, provided, that if the funds held in the Escrow Account are insufficient to pay such deficit, then each Shareholder shall reimburse Parent for such Shareholder's Pro Rata portion of such deficiency by wire transfer of immediately available funds.

         2.4      DEBT ADJUSTMENT.

                  The Parties acknowledge that the Merger Consideration
calculation assumes that on or prior to the Closing, the Shareholders shall have paid or cause to be paid (i) all outstanding Indebtedness (including Bank Debt)
of the Company and its Subsidiaries, including all accrued and unpaid interest thereon and all fees and expenses (the "Prepayment Expenses"), if any, incurred by the Company and its Subsidiaries in connection with the termination thereof,
(ii) all Transaction Expenses and (iii) all Change in Control Payments;
provided, however, that Brazeal and Kristine Morain may at his or her option elect to receive these payments in installments according to the payment schedule set forth in the applicable employment agreement giving rise to such obligations. To the extent that such Indebtedness and Prepayment Expenses have not been paid on or before Closing, the Merger Consideration shall be reduced by the amount required to pay such Indebtedness and Prepayment Expenses in full and such Indebtedness shall be paid by Parent for the Company at Closing. To the extent the Transaction Expenses have not been paid on or before Closing by the
Shareholders, the Merger Consideration shall be reduced by the amount required to satisfy such obligations, and the Transaction Expenses shall be paid by
Parent for the Company at Closing. To the extent the Change in Control Payments have not been paid on or before Closing by the Shareholders, the Merger
Consideration shall be reduced by the amount required to satisfy such obligations, and the Change in Control Payment shall be paid by Parent for the
Company at Closing. The sum of the foregoing three adjustments shall collectively be referred to herein as the "Debt Adjustment."

         2.5      OPTIONS.

                  (a)   The Company shall take all actions necessary to provide
that at the Effective Time, (i) each option outstanding at the Effective Time to purchase shares of Common Stock granted under the 2000 Stock Option Plan of the
Company (each a "Company Stock Option") shall be cancelled and (ii) in consideration of the cancellation of each fully-vested, exercisable Company
Stock Option (including Company Stock Options that are subject to accelerated vesting as a result of the Merger), the holder of such fully-vested, exercisable

Company Stock Option (including Company Stock Options that are subject to accelerated vesting as a result of the Merger) shall receive, upon surrender and cancellation of the option agreement representing such Company Stock Options, an amount in cash equal to the product of (x) the excess of the Estimated Per Share
Amount over the per share exercise price of such fully-vested, exercisable
Company Stock Options, times (y) the number of shares of Common Stock subject to such fully-vested, exercisable Company Stock Option (the aggregate amount of such payments, the "Aggregate Option Consideration"). Company Stock Options not
fully-vested or not otherwise exercisable (other than those that are subject to accelerated vesting as a result of the Merger) shall be cancelled without consideration. All shares of Common Stock underlying the vested, exercisable
Company Stock Options shall not be deemed outstanding for purposes of this
Article 2.

                  (b)   The Company shall, as of the Effective Time, pay in cash
the entire amount payable under the Phantom Stock Award Agreement to Ward, being an amount equal to the Estimated Per Share Amount times the number of phantom stock units issued to Ward ("Phantom Stock Consideration") under such agreement and cancel such agreement.

                  (c)   All payments of the Aggregate Option Consideration and
the Phantom Stock Consideration shall be paid from the Estimated Merger
Consideration and shall be subject to applicable withholding Taxes.

         2.6      ESCROW.

                  At Closing, the Parent, the Shareholders, the Shareholders'
Representative and the Escrow Agent shall enter into that certain escrow agreement in the form of Exhibit A (the "Escrow Agreement"). Parent shall cause
$9,000,000 (the "Escrow Payment") to be deducted from the portion of the
Estimated Merger Consideration payable to Shareholders and deposited into escrow to provide funds for Shareholders' indemnification and Working Capital
Adjustment obligations hereunder. Any funds remaining in escrow upon the termination of the Escrow Agreement shall be distributed to the Shareholders in accordance with the terms of the Escrow Agreement.

         2.7      GOOD FAITH DEPOSIT.

                  Concurrently with the execution of this Agreement, the Parent and its designated Affiliate shall deposit with the Escrow Agent $10,000,000 in cash (the "Good Faith Deposit") that will be held in a separate escrow account
(the "Good Faith Deposit Escrow Account") pending the Closing in accordance with the terms of the Good Faith Deposit Escrow Agreement. In the event that this
Agreement is terminated or the Merger fails to close, in either case, as a result of a breach, default, or abandonment hereof by Parent or Merger Sub in violation of this Agreement, the Good Faith Deposit (and any interest thereon)
shall be released from the Good Faith Deposit Escrow Account and delivered to the Company. In the event that this Agreement is terminated, or the Merger fails to close for any other reason or under any other circumstance in which the conditions set forth in the preceding sentence do not exist, the Good Faith
Deposit (and any interest thereon) will be released from the Good Faith Deposit
Escrow Account and refunded to Parent and its designated Affiliate in accordance with the terms of the Good Faith Escrow Agreement.

         2.8      SHAREHOLDER LOANS.

                  On or before the Closing, Shareholders shall, and shall cause
Ward, Brazeal and Kathryn Proulx to, pay or cause to be paid (other than by the
Company, and including through any cancellation or reduction of such amounts)
all amounts owed by them to the Company.

         2.9      CLOSING DELIVERIES AND TRANSACTIONS.

                  At the Closing:

                  (a)      Parent shall pay the Estimated Merger Consideration
in cash, by wire transfer or other immediately available funds, as follows:

                           (i)   an amount equal to the Aggregate Option
         Consideration, less applicable withholding Taxes, to the holders of the Company Stock Options, in accordance with Section 2.5(a) hereof, subject to surrender and cancellation of the option agreement representing such Company Stock Options;

                           (ii)  an amount equal to the Phantom Stock
         Consideration, less applicable withholding Taxes, to Ward, subject to surrender and cancellation of the Phantom Stock Award Agreement (to the extent not paid by the Company on or prior to the Closing by the
         Company pursuant to Section 2.5(b));

                           (iii) the Escrow Payment to the Escrow Agent; and

                           (iv)  the Estimated Merger Consideration minus the
         amounts set forth in subsections (i), (ii) and (iii) above, to the
         Shareholders, Pro Rata.

                  (b)      The Company and the Shareholders will deliver to
Parent and Merger Sub duly executed by the Company, the Shareholders or
Shareholders' Representative, as appropriate:

                           (i)   the stock certificates for all of the Shares
         for cancellation;

                           (ii)  the Articles of Merger;

                           (iii) the Escrow Agreement;

                           (iv)  a Noncompetition Agreement substantially in the
         form of Exhibit B, executed by each of Rice, Ward and Charles Barton
         Rice, Jr. (collectively, the "Noncompetition Agreements");

                           (v)   a certificate executed by Shareholders as
         described in Section 9.3 hereof; and

                           (vi)  such other documents as Parent or Merger Sub
         may reasonably request to facilitate the consummation of the
         Contemplated Transactions.

                  (c)      Parent and Merger Sub will deliver to the
Shareholders' Representative, or as otherwise set out below, duly executed by
Parent or Merger Sub:

                           (i)   the Escrow Agreement;

                           (ii)  counterparts of the Noncompetition Agreements;

                           (iii) a certificate executed by Parent and Merger Sub
         as described in Section 10.3 hereof; and

                           (iv)  such other documents as the Company or
         Shareholders may reasonably request to facilitate the consummation of the Contemplated Transactions.

                  (d)      The Shareholder Representative and the Parent shall
direct Good Faith Deposit Escrow Agent to deliver the Good Faith Deposit to
Parent and its designated Affiliate.

         2.10     TAKING OF NECESSARY ACTION; FURTHER ACTION.

                  Each of the Parties will take all reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the
Company and managers and officers of Merger Sub immediately prior to the
Effective Time are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary reasonable action.

         2.11     WAIVER OF DISSENTING RIGHTS.

                  Each Shareholder irrevocably waives all rights such
Shareholder may have under Article 13 of the GBCC to dissent to the Merger and receive payment with respect to its shares of Common Stock in connection with the Contemplated Transactions. Parent, Merger Sub and the Company shall be the beneficiaries of this Section 2.11.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                           OF COMPANY AND SHAREHOLDERS

         Except as set forth in the Disclosure Schedule previously delivered by the Shareholders and the Company to Parent, the Company and each Shareholder hereby represent and warrant to Parent and Merger Sub that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

         3.1      ORGANIZATION AND QUALIFICATION.

                  (a)      The Company is a corporation duly incorporated,
validly existing and in good standing under the Laws of the State of Georgia, and has full corporate power and authority to conduct the Business and to own, use and lease its assets and properties and to perform all of its obligations under each agreement to which it is a party or by which it is bound. The Company is duly qualified to do business as a foreign corporation and in good standing in those jurisdictions where such qualification is necessary, except for those jurisdictions in which the adverse effects of all such failures by Company to be qualified and in good standing would not in the aggregate reasonably be expected to have a Material Adverse Effect.

                  (b)      The Shareholders which are trusts have been duly
organized and are validly existing under the laws of the State of Georgia, and each trustee of such trusts has all power and authority to conduct the business of the trust, including, without limitation, all power and authority to cause the trust to enter into and perform the obligations of the trust under this
Agreement.

         3.2      CAPITAL STOCK; TITLE TO SHARES.

                  (a)      The authorized capital stock of the Company consists
solely of Two Million Four Hundred Fifty-Thousand (2,450,000) shares of Voting
Common Stock and Four Million Nine Hundred Thousand (4,900,000) shares of
Non-Voting Common Stock, of which Two Million Three Hundred Thousand (2,300,000)
shares of Voting Common Stock and Four Million Nine Hundred Thousand shares
(4,900,000) of Non-Voting Common Stock (collectively, the "Shares") are issued and outstanding. The Shares are duly authorized, validly issued, fully paid and nonassessable and issued in compliance with applicable Law. The Shareholders own the Shares, beneficially and of record, free and clear of all Liens. Disclosure
Schedule 3.2 sets forth a description of the ownership of the Shares.

                  (b)      Except for this Agreement and as disclosed in
Disclosure Schedule 3.2, there are no (i) outstanding Shares or Options with respect to the Company, (ii) securities of the Company reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the securities of the Company have been granted, (iv) agreements, whether written or verbal, among any current and former shareholders of the Company regarding the issuance of Company Common Stock or (v) statutory or contractual preemptive rights or rights of first refusal with respect to the shares of capital stock of the Company.

         3.3      SUBSIDIARIES.

                  Except as set forth on Disclosure Schedule 3.3, the Company does not have any Subsidiaries, nor does it own an interest in any other Person except as provided on such Schedule. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation identified in Disclosure Schedule 3.3, and has full corporate power and authority to conduct its Business, to own, use and lease its assets and properties and to perform all of its obligations under each agreement to which it is a party or by which it is bound. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in those jurisdictions where such qualification is necessary. Disclosure
Schedule 3.3 lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of such outstanding capital stock. All of the outstanding shares of capital stock or ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or a Subsidiary wholly-owned by the
Company free

and clear of all Liens (except for the Lien set forth in Disclosure Schedule
3.3, which shall be satisfied in full at or prior to the Closing) and issued in compliance with applicable Law. There are no (i) outstanding Options with respect to any Subsidiary, (ii) securities of any Subsidiary reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the securities of any Subsidiary have been granted, (iv) agreements, whether written or verbal, among any current and former shareholders of any Subsidiary regarding the issuance of the Subsidiary's securities or (v) statutory or contractual preemptive rights or rights of first refusal with respect to the shares of capital stock of any Subsidiary.

         3.4      AUTHORITY; NO CONFLICT.

                  (a)      The execution and delivery by the Company and the
Shareholders which are trusts of this Agreement and the Transaction Documents, and the performance by the Company and the Shareholders which are trusts of their respective obligations hereunder and thereunder, have been duly and validly authorized with no other action on the part of the Company or such
Shareholders being necessary. The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations under this Agreement and the Transaction Documents. Each
Shareholder which is a trust has the power and authority to execute and deliver this Agreement and the Transaction Documents to be executed by it and to perform its obligations under this Agreement and the Transaction Documents to be executed by it. Each Shareholder who is an individual has the capacity, and has taken all action necessary, to execute and deliver this Agreement and the
Transaction Documents to be executed by him or her and to perform his or her obligations under this Agreement and the Transaction Documents to which he or she is a Party.

                  (b)      This Agreement has been duly and validly executed and
delivered by the Company and the Shareholders and constitutes a legal, valid, and binding obligation of the Company and each Shareholder, enforceable against the Company and each Shareholder in accordance with its terms, subject to the
Enforceability Exceptions. Upon the execution and delivery by the Company and each Shareholder, as appropriate, of the Transaction Documents, the Transaction
Documents will constitute the legal, valid, and binding obligations of the
Company and the Shareholders, enforceable against the Company and the
Shareholders in accordance with their respective terms, subject to the
Enforceability Exceptions.

                  (c)      The execution, performance and delivery by
Shareholders and the Company of this Agreement and the other Transaction
Documents do not, and the consummation of the Contemplated Transactions will not:

                           (i)   conflict with or result in the breach of any of
         the provisions of the Organizational Documents of the Company or the
         Subsidiaries or the Shareholders that are trusts;

                           (ii)  subject to the expiration of the HSR waiting
         period, violate in any material respect any provision of any Law or
         Order applicable to the Company or any Subsidiary or the Shareholders
         or any of their respective assets and properties; or

                           (iii) except as set forth in Disclosure
         Schedule 3.4(c)(iii) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,
         (A) breach or constitute (with or without notice or lapse of time or both) a default under, (B) require the Company or the Subsidiaries to obtain any consent or take any action under the terms of, (C) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (D) result in the creation or imposition of any Lien upon the Company, any
         Subsidiary or any Shareholder or any of their respective assets and properties under, any note, bond, mortgage, indenture, lease, license,
         Contract, agreement or other instrument or obligation to which the
         Company, any of the Subsidiaries or any Shareholder is a party or by which the Company, any of the Subsidiaries or any Shareholder or their assets may be bound.

         3.5      GOVERNMENTAL APPROVALS AND FILINGS.

                  Except as set forth on Disclosure Schedule 3.5, no consent, approval or authorization of, declaration or notice to, or filing or registration with any Governmental Authority on the part of Shareholders, the
Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or the consummation of the Contemplated
Transactions, except where the failure to obtain any such consent to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of the Company and
Shareholders to consummate the Contemplated Transactions or to perform their obligations hereunder.

         3.6      PERMITS.

                  Disclosure Schedule 3.6 sets forth a complete list of all
material Permits used in the Business or otherwise held by the Company or its
Subsidiaries in connection therewith, all of which are in full force and effect, unless otherwise noted. Except as set forth in Disclosure Schedule 3.6, (i)
neither the Company nor any Subsidiary is in default, nor has the Company or any
Subsidiary received any written or, to Shareholders' Knowledge, oral notice of any claim of material default, with respect to any such Permit and (ii) such
Permits constitute all of the material licenses, franchises and other permits necessary for the Company and its Subsidiaries to own, operate, use and maintain the Business in the manner in which it is now operated and maintained and to conduct the Business as currently conducted.

         3.7      FINANCIAL STATEMENTS.

                  (a)      The Company has delivered to Parent true and complete
copies of the following financial statements (collectively, the "Financial
Statements"):

                           (i)   the audited balance sheets of the Company and
         its consolidated Subsidiaries as of October 25, 2003, October 26,
         2002, October 27, 2001, and October 28, 2000 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years then ended; and

                           (ii)  the unaudited balance sheet of the Company and
         its consolidated Subsidiaries as of March 13, 2004 ("Interim Balance
         Sheet") and the related unaudited consolidated statements of operations for the portion of the fiscal year then ended.

                  (b)      Except as set forth in the notes thereto and as
disclosed in Disclosure Schedule 3.7, all such Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby (unless specified otherwise), (ii) fairly present in all material respects the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject to, in the case of interim financial statements, normal year-end adjustments consistent with the past practice of the Company and the lack of footnotes consistent with the past practice of the Company and (iii) contain and reflect all necessary adjustments, accruals, provisions and allowances required by GAAP. The financial condition and results of operations of each Subsidiary are, and for all periods referred to in this Section 3.7 have been, consolidated with those of the Company.

         3.8      NO OTHER LIABILITIES OR CONTINGENCIES.

                  Neither the Company nor any of the Subsidiaries has any
liabilities of a nature required by GAAP to be disclosed on a balance sheet of such company except for (a) liabilities stated or adequately reserved against on the Financial Statements or the notes thereto, (b) liabilities incurred after the date of the Interim Balance Sheet in the Ordinary Course of Business, (c)
liabilities for Taxes incurred after the date of the Interim Balance Sheet in the Ordinary Course of Business or (d) liabilities disclosed in the Disclosure
Schedules hereto. Neither the Company nor any of its Subsidiaries has or will have as of the Closing any obligation or liability for earn-outs or other contingent payments payable to former owners of assets, stock or other interests acquired by the Company or otherwise arising out of previous acquisitions by the
Company or its Subsidiaries.

         3.9      TAXES.

                  (a)      The Company has validly elected to be taxed in
accordance with the provisions of Subchapter S of the IRC. Such election was effective on November 1, 1987, and shall remain in effect until the Closing
Date. Since the effective date of its election to be taxed in accordance with these provisions, none of the Company or the Shareholders has taken any action or failed to take any action that would result in the Company failing to be so qualified. For purposes of IRC ss. 1361 and the regulations promulgated thereunder, the Company and the Subsidiaries have only one class of stock outstanding.

                  (b)      The Company also has had in effect at all times since
the formation of the domestic Subsidiaries a valid election to treat each such
Subsidiary as a "qualified S corporation subsidiary" within the meaning of IRC
ss. 1361(b)(3)(B). Except as provided in Section 9.8, such elections shall remain in effect until the Closing Date. Since the effective date of its elections to be taxed in accordance with these provisions, none of the Company, the domestic Subsidiaries or the Shareholders has taken any action or failed to take any action that would result in such Subsidiaries failing to be so qualified.

                  (c)      The Shareholders, including the Shareholders which
are trusts, are and have been since the later of November 1, 1987 and the date they became Shareholders, qualified S corporation shareholders within the meaning of IRC ss. 1361. Each of the Shareholders consented to the elections set forth in Sections 3.9(a) and 3.9(b). Any former shareholders of the

Company were qualified S corporation shareholders within the meaning of IRC ss.
1361 at all times during the period in which they were shareholders of the
Company.

                  (d)      Neither the Company nor the Subsidiaries is subject
to Tax under IRC ss. 1374 or IRC ss. 1375.

                  (e)      Except as set forth in Disclosure Schedule 3.9(e),
the Company and the Subsidiaries have (i) timely filed all income Tax and other material Tax Returns required to be filed by the Company and the Subsidiaries on or before the date hereof (taking into account applicable extensions) and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes that are due and payable on or before the date hereof. As of the date of this Agreement, there are no disputed Taxes.

                  (f)      Except as set forth in Disclosure Schedule 3.9(f),
there are no ongoing federal, state, local or foreign audits or examinations of any Taxes or Tax Return of the Company or any of the Subsidiaries, and neither the Company nor any of the Subsidiaries has received any written notice that any
Governmental Authority intends to commence any such audit or examination.

                  (g)      There are no outstanding written requests,
agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes against, or payment of any Taxes by, the Company or any of the Subsidiaries.

                  (h)      None of the Company or any of the Subsidiaries (i) is
a party to any agreement providing for the allocation or sharing of Taxes and
(ii) has any contractual obligation to indemnify any other Person with respect to Taxes.

                  (i)      The charges, accruals and reserves with respect to
Taxes on the books of the Company are adequate to satisfy any Taxes due up through the Closing Date. There exists no proposed Tax assessment against the
Company except as disclosed in the Interim Balance Sheet, no issue has been raised by a Governmental Authority in any current or prior examination which would reasonably be expected to result in a proposed deficiency, and no claim has been made to the Company or the Subsidiaries by a Governmental Authority in
a jurisdiction where the Company and the Subsidiaries do not file reports and
Tax Returns that the Company or the Subsidiaries are or may be subject to taxation by that jurisdiction. All Taxes that the Company is or was required by
Law to withhold or collect have been duly withheld or collected in all material respects and, to the extent required, have been timely paid to the proper
Governmental Authority or other Person.

                  (j)      At all times since the formation of Barton Protective
Services (Europe) Limited ("Barton Europe") on November 17, 1999, it has been a
U.K. private limited company for United Kingdom tax purposes. From November 17,
1999 through November 29, 2000, Rice owned 100 percent of Barton Europe's stock.
On November 30, 2000, Rice sold 100 percent of Barton Europe's stock to the
Company. At all times since November 30, 2000, Barton Europe has been disregarded as an entity separate from the Company for United States federal income tax purposes.

         3.10     LEGAL PROCEEDINGS.

                  Except as set forth in Disclosure Schedule 3.10:

                  (a)      there are no Proceedings pending or, to the Knowledge
of Shareholders, threatened against the Company, any Subsidiary or any of their
Assets which have had or could reasonably be expected to, individually or in the aggregate with other such Proceedings, have a Material Adverse Effect or would reasonably be expected to prevent or delay the consummation of the Contemplated
Transactions; and

                  (b)      there are no material Orders outstanding against the
Company or any Subsidiary.

         3.11     COMPLIANCE WITH LAWS.

                  Except as set forth in Disclosure Schedule 3.11 (provided that none of the items set forth in Disclosure Schedule 3.11, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse
Effect), each of the Company and the Subsidiaries has complied in all respects with and is not in violation of, and has not received any written notice alleging any violation with respect to, or otherwise been advised that it is not in compliance with, any provision or any Law or Order applicable to it or the conduct of the Business or the ownership or operation of its Assets, except for such failures to comply, violations and notices that, individually or in the aggregate, have not had, and would not be reasonably expected to have, a
Material Adverse Effect. To the Knowledge of Shareholders, no circumstances exist that are likely to result in violations of any of the foregoing.

         3.12     BENEFIT PLANS; ERISA.

                  (a)      Disclosure Schedule 3.12(a) contains a true and
complete list and description of each of the Benefit Plans, and identifies each of the Benefit Plans that is a Qualified Plan.

                  (b)      Neither the Company nor any Subsidiary maintains or
is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

                  (c)      No Benefit Plan is a Defined Benefit Plan.

                  (d)      With respect to any Benefit Plan that is a
"multiemployer pension plan," as such term is defined in section 3(37) of ERISA, covering employees of the Company, any Subsidiary or any ERISA Affiliate, (i)
none of the Company, any Subsidiary nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA, (ii) to the Knowledge of the Shareholders, the aggregate withdrawal liability of the Company, each
Subsidiary and each ERISA Affiliate, computed as if a complete withdrawal by the
Company, each Subsidiary and each ERISA Affiliate had occurred under each such
Benefit Plan on the date hereof, would not

exceed $3 million, (iii) no event has occurred caused by the Company that presents a material risk of a partial withdrawal nor, to the Knowledge of the
Shareholders, has any client or customer precipitated an event that presents a material risk of a partial withdrawal, (iv) neither the Company nor any ERISA
Affiliate has any contingent liability under Section 4204 of ERISA and (v) to the Knowledge of the Shareholders, no circumstances exist that present a material risk that any such plan will go into reorganization.

                  (e)      Each of the Benefit Plans is, and its administration
is and has been since inception, in compliance with ERISA and the IRC in all material respects.

                  (f)      All contributions and other payments required to be
made by the Company or any ERISA Affiliate to any Benefit Plan with respect to any period ending on or before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP.

                  (g)      No liability under Title IV or section 302 of ERISA
has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full. No transaction contemplated by this Agreement will result in material liability to the PBGC under Section 4062, 4063, 4064 or 4069 of ERISA with respect to the Company or any ERISA Affiliate.

                  (h)      Each Benefit Plan intended to be "qualified" within
the meaning of Section 401(a) of the IRC is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the IRC, and no condition exists that would reasonably be expected to adversely affect such qualification and/or exemption.

                  (i)      None of the Company or any Subsidiary, any Benefit
Plan, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary, any Benefit Plan, any such trust, or any trustee or administrator thereof, or, to the Shareholders' Knowledge, any party dealing with any Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the IRC.

                  (j)      There has been no material failure of a Benefit Plan
that is a group health plan (as defined in Section 5000(b)(1) of the IRC) to meet the requirements of Section 4980B(f) of the IRC with respect to a qualified beneficiary (as defined in section 4980B(g) of the IRC).

                  (k)      There are no pending or, to the Knowledge of
Shareholders, threatened claims by or on behalf of any Benefit Plan, by any
Person covered thereby, or otherwise, which allege violations of Law which, individually or in the aggregate, could reasonably be expected to result in material liability on the part of Parent, the Company, any Subsidiary or any fiduciary of any such Benefit Plan material to the Business.

                  (l)      Except as set forth in Disclosure Schedule 3.12(a),
no employer security or employer real property (within the meaning of Section
407 of ERISA) is included in the assets of any Benefit Plan.

                  (m)      Complete and correct copies of the following
documents have been furnished to Parent prior to the execution of this
Agreement:

                           (i)   the Benefit Plans and any related trust
         agreements and insurance Contracts;

                           (ii)  current summary Plan descriptions of each
         Benefit Plan subject to ERISA;

                           (iii) the most recent Form 5500 and Schedules thereto
         for each Benefit Plan subject to ERISA reporting requirements;

                           (iv)  the most recent determination of the IRS with
         respect to the qualified status of each Qualified Plan; and

                           (v)   the most recent accountings with respect to any
         Benefit Plan funded through a trust.

                  (n)      Except as set forth in Disclosure Schedule 3.12(n),
neither the execution of the Agreement nor the consummation of the Contemplated
Transactions will solely, or in connection with any other event, (i) result in any payment (including severance, unemployment, compensation, golden parachute or otherwise) becoming due to any director, officer or employee of the Company or the Subsidiaries, or of the Shareholders, for which the Company or any
Subsidiary would have any liability, (ii) increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such payments or benefits.

                  (o)      Except as set forth in Disclosure Schedule 3.12(o),
no payment required to be made to any person associated with the Company or any
Subsidiary as a result of the Contemplated Transactions (under any Contract or otherwise) will, if made, constitute a "parachute payment" within the meaning of
Section 280G of the IRC.

                  (p)      The Company has provided to Parent complete and
correct copies of all material documents that describe (and will use its reasonable best efforts to provide all documents related to) any and all of the
"Recognition Programs" described in the Company's employee handbook
(collectively, the "Programs and Practices").

         3.13     BUSINESS ASSETS.

                  Except for the Excluded Assets and as set forth in Disclosure
Schedule 3.13, the tangible Assets are free from material defects, have been maintained in all material respects in accordance with normal industry practice, are in all material respects in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used. The Assets (not including the Excluded Assets) are sufficient and adequate to conduct the Business as currently conducted.

         3.14     TITLE TO PROPERTIES; LIENS.

                  (a)      The Company or a Subsidiary owns or has a legal and
valid interest in all the material Assets (other than the Excluded Assets) that are reflected as owned or leased in the Books and Records of the Company and the
Subsidiaries, including all of the Assets reflected in the Interim Balance Sheet
(except for personal property sold since the date of the Interim Balance Sheet in the Ordinary Course of Business). Except as set forth in Disclosure Schedule
3.14(a), all Assets reflected in the Interim Balance Sheet (other than the
Excluded Assets) are free and clear of all Liens other than Permitted Liens, mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations or incurred in connection with the purchase of property or assets after the date of such balance sheet.

                  (b)      The Company and the Subsidiaries do not own any
parcels of real property. Disclosure Schedule 3.14(b) contains a list of all
Leased Real Property, which includes the address of each Leased Real Property and identifies the applicable lease (each, a "Lease" and collectively, the
"Leases"). Each of the Leases (i) grants the Company the right to use and occupy the applicable premises demised thereunder, subject to the terms of the applicable Lease, and no other Person has the right to use any material portion of the premises demised under any Lease, (ii) is the legal, valid and binding obligation of the Company and (iii) is enforceable, in full force and effect and grants in all material respects the leasehold estate or right of use or occupancy therein purported to be granted. No Lease has been assigned, mortgaged, hypothecated or otherwise encumbered. All material covenants to be performed by the Company, and, to the Knowledge of Shareholders, all material covenants to be performed by the lessor or sublessor under each Lease, have been performed in all material respects, and no event has occurred or circumstance exists which, with the delivery of notice or the passage of time or both, would constitute such a breach or default by the Company or, to the Shareholders'
Knowledge, the lessor or sublessor thereunder, or which would permit the termination, modification or acceleration of performance of the obligations of the Company or, to the Shareholders' Knowledge, the lessor or sublessor under any Lease.

                  (c)      Except as set forth in Disclosure Schedule 3.14(c),
(i) the Company has not received notice of any condemnation, expropriation or other proceedings in eminent domain pending, proposed or threatened with respect to any of the Leased Real Property by any Governmental Authority which would reasonably be expected to have a Material Adverse Effect and (ii) neither the
Company nor any of the Shareholders has received written notice, or to
Shareholders' Knowledge, oral notice, that there is any Order outstanding, nor any Proceeding pending or threatened, relating to the lease, use, occupancy or operation by the Company or any of the Subsidiaries, of any of the Leased Real
Property.

                  (d)      Disclosure Schedule 3.14(d) separately identifies
all Leases for which consents, waivers or approval must be obtained on or prior to the Closing Date in order for such Lease to continue in effect according to its terms, as in effect immediately prior to and on the date hereof, after the
Closing Date.

                  (e)      The Leased Real Property constitutes all the
interests in real property operated, used or held for use by the Company in connection with the operation of the Business.

         3.15     INTELLECTUAL PROPERTY RIGHTS.

                  (a)      Disclosure Schedule 3.15(a) discloses all
Intellectual Property material to the Business ("Material Intellectual
Property"), each of which the Company or a Subsidiary either owns or has the right to use. All registrations with and applications to Governmental
Authorities in respect of Intellectual Property owned by the Company or a
Subsidiary and used or held for use in the Business are also set forth on
Disclosure Schedule 3.15(a) (including for each such item of applied for or registered intellectual property, the record owner, the jurisdiction and the registration and application numbers) and are valid and in full force and effect.

                  (b)      (i)    To the Knowledge of Shareholders, neither the
Company nor any Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use the Material
Intellectual Property; (ii) to the Knowledge of Shareholders, except as set forth in Disclosure Schedule 3.15(b), the Material Intellectual Property is not
being infringed by any other Person; (iii) there is no pending or, to the
Knowledge of Shareholders, threatened Proceeding against Shareholders, the
Company or any Subsidiary involving Intellectual Property used or held for use in the Business (A) alleging infringement or violation of intellectual property or other rights of any Person or (B) challenging the Company's ownership or use of, or the validity, enforceability or registrability of any such Material
Intellectual Property; and (iv) the Material Intellectual Property is sufficient for the operation of the Business as currently conducted.

         3.16     CONTRACTS.

                  (a)      Disclosure Schedule 3.16(a) contains a true and
complete list of each of the following Contracts, to which the Company or any
Subsidiary is a party, except for those relating to the Excluded Assets:

                           (i)    all Contracts with any Person containing any
         provision or covenant prohibiting or materially limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with the Company or any Subsidiary;

                           (ii)   all partnership, joint venture, profit-sharing

         or shareholders' Contracts with any Person;

                           (iii)  all Contracts relating to Indebtedness of the
         Company or any Subsidiary in excess of $50,000 (other than
         Indebtedness owing to the Company or any wholly-owned Subsidiary), including any agreement or commitment for future loans, credit or financing entered into by the Company;

                           (iv)   all Contracts with representatives, sales
         agencies or franchisees which in any case involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or any Subsidiary of more than $50,000 annually or on a one-time basis;

                           (v)    all Contracts with any customer  where such
         customer paid more than $750,000 during the fiscal year ended October
         25, 2003 to the Company or the Subsidiaries;

                           (vi)   each agreement that commits capital
         expenditures after the date hereof in an amount in excess of $50,000 individually or $100,000 in the aggregate;

                           (vii)  confidentiality agreements other than with
         respect to confidentiality agreements entered into in the Ordinary
         Course of Business (A) with employees, consultants and independent contractors or (B) for the benefit of the Company's vendors or customers;

                           (viii) any Contract relating to the making of any
         loan, advance or investment by the Company or the Subsidiaries, other than travel, relocation and similar advances to employees in the
         Ordinary Course of Business and in an amount less than $20,000 for any employee;

                           (ix)   any Contract or subcontract pursuant to which
         the Company or any Subsidiary outsources to, or subcontracts with, another business or Person for goods or services in excess of
         $100,000;

                           (x)    all Contracts relating to the future
         disposition or acquisition of any assets and properties individually or in the aggregate material to the Business;

                           (xi)   any fidelity or surety bond or completion
         bond;

                           (xii)  any Contracts or arrangements that contain any
         severance pay or post-employment liabilities or obligations or provide for payments to be made in the event of a change in control of the
         Company or its Affiliates;

                           (xiii) all Contracts between or among the Company or
         any Subsidiary, on the one hand, and any Shareholder, officer, director or Affiliate (other than the Company or any Subsidiary) of
         Shareholders, on the other hand;

                           (xiv)  all collective bargaining or similar labor
         Contracts;

                           (xv)   any employment or consulting agreement,
         Contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, Contract or commitment with a firm or other organization relating to sales or consulting services;

                           (xvi)  all Contracts by which Shareholders, the
         Company or any Subsidiary grants or is granted any rights to any
         Material Intellectual Property; and

                           (xvii) all other Contracts (other than Benefit Plans)
         that (A) require the payment pursuant to the terms of any such
         Contract by or to the Company or any Subsidiary of more than $100,000 annually or on a one-time basis and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Company or any Subsidiary.

The Contracts required to be disclosed on Disclosure Schedule 3.16(a) are referred to collectively herein as "Material Contracts."

                  (b)      Except where such failure could not reasonably be
expected to have a Material Adverse Effect, each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or any Subsidiary and, to the Knowledge of Shareholders, of each other Party thereto other than
Contracts that have expired or terminated in the Ordinary Course of Business;
and except as set forth in Disclosure Schedule 3.16(b) neither the Company, any
Subsidiary nor, to the Knowledge of Shareholders, any other party to such
Material Contract is in violation or breach of or default under any such
Material Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Material Contract). As of the date of this Agreement, to the Knowledge of Shareholders, no notice of default, termination or non-renewal under any such Material Contract has been received by the Company or any Subsidiary and no action has been taken or omitted to be taken by the Company, or to the Shareholders' Knowledge, by other parties thereto which, with the giving of notice on or the lapse of time or both, would result in or become a breach of, or give the Company or any other Person the right to declare a default under, or to accelerate the maturity or performance of, or to cancel terminate or modify, any Material Contract.

         3.17     AFFILIATE TRANSACTIONS.

                  Except as set forth in Disclosure Schedule 3.17 and for the transfer of the Excluded Assets contemplated herein, (a) there is no
Indebtedness or Contract between the Company or any Subsidiary, on the one hand, and any Shareholder, trustee or Affiliate (other than the Company or any
Subsidiary) of Shareholders, on the other, (b) neither Shareholders nor any such trustee or Affiliate provides or causes to be provided, or has a material equity or financial interest in any Person that provides, any assets, services or facilities to the Company or any Subsidiary and (c) neither the Company nor any
Subsidiary provides or causes to be provided any assets, services or facilities to Shareholders or any such trustee or Affiliate which are individually or in the aggregate material to the Business.

         3.18     LABOR RELATIONS.

                  (a)      From January 1, 2001 to the date of this Agreement,
there have been no actual or, to the Knowledge of Shareholders, threatened strikes, lockouts, slowdowns, work stoppages or picketing against or affecting the Company or its Subsidiaries;

                  (b)      Except as set forth in Disclosure Schedule 3.18(b),
neither the Company nor any Subsidiary is a party to or has any obligations under any agreement, labor or collective bargaining or otherwise, with any labor union, labor organization or works council or any other party regarding the rates of pay or working conditions of any of their employees, nor are any of them obligated under any agreement to recognize or bargain with any labor organization or union;

                  (c)      Except as set forth on Disclosure Schedule 3.18(c),
no employees of the Company or its Subsidiaries are represented by any labor union, labor organization or works council with respect to their employment with the Company or its Subsidiaries. No labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or

threatened in writing to be brought or filed with the National Labor Relations
Board or any other labor relations tribunal or authority. Except as set forth in
Disclosure Schedule 3.18(c), to the Knowledge of Shareholders, there is no organization activity among any of the Company's or the Subsidiaries' employees, and none of the Company, the Subsidiaries or any of their officers or directors or employees have been charged or, to Shareholders' Knowledge, threatened with a charge of any unfair labor practice;

                  (d)      The Company and its Subsidiaries are in compliance
with all applicable Laws respecting employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance, except as would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect;

                  (e)      The Company and its Subsidiaries are not delinquent
in any material respect in payments to employees or former employees, or on behalf of any employees or former employees, of the Company or any of the
Subsidiaries for services or amounts required to be reimbursed or otherwise paid;

                  (f)      Except as set forth in Disclosure Schedule 3.18(f),
the Company and its Subsidiaries have not received written (i) notice of any unfair labor practice charge or complaint pending or, to the Knowledge of
Shareholders, threatened before the National Labor Relations Board or any other
Governmental Authority against them, (ii) notice of any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them, (iii) as of the date hereof, notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other
Governmental Authority responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress or (v) notice of any Proceeding pending in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship;

                  (g)      The Company and its Subsidiaries are and have been in
material compliance with all notice and other requirements under the Workers'
Adjustment and Retraining Notification Act and any similar foreign, state or local law relating to plant closings and layoffs;

                  (h)      To the Knowledge of Shareholders, no employee of the
Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee

relating (i) to the right of any such employee to be employed by the Company or its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information;

                  (i)      Except as set forth in Disclosure Schedule 3.18(i),
no current employee of the Company or its Subsidiaries holding the title of Vice
President or above has informed any Shareholder that he or she will terminate his or her employment; and

                  (j)      Except as set forth in Disclosure Schedule 3.18(j),
the execution of this Agreement and the consummation of the Contemplated
Transactions will not result in any breach or other violation of, or require any payments or benefits under, any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which the Company or its Subsidiaries is a party.

         3.19     ENVIRONMENTAL MATTERS.

                  Except as set forth in Disclosure Schedule 3.19, (i) to the
Knowledge of Shareholders, neither the conduct nor operation of the Business, nor any condition of any real property presently owned, leased or operated by the Company or any of the Subsidiaries, violates any Environmental Laws, (ii)
neither the Shareholders nor the Company nor any Subsidiary has received or been subject to any notice, Proceeding, Order or written information request from any
Person stating or alleging, or in the case of a written information request, raising the possibility, that the Company or the Subsidiaries are currently in violation of any applicable Environmental Law or are otherwise liable pursuant to any applicable Environmental Law and (iii) to the Knowledge of Shareholders
there have been no spills, disposals or releases of Hazardous Materials on, at, under, or from any real property currently or previously owned, leased or operated by the Company or the Subsidiaries.

         3.20     INSURANCE.

                  (a)      Disclosure Schedule 3.20(a) lists all insurance
policies which are in effect covering the Company and the Subsidiaries, the rights and Assets of the Company and the Subsidiaries, and the employees of the
Company and the Subsidiaries. Copies of such policies have been provided or made available to Parent. All such policies are in full force and effect and all premiums due thereon have been paid. Neither the Company nor any Subsidiary has received any written notice from or on behalf of any insurance carrier issuing such policies that there will be a cancellation or non-renewal of such policies or a default under such policies. To the Knowledge of Shareholders, the insurance policies and arrangements identified in Disclosure Schedule 3.20(a)
are in adequate amounts and cover risks customarily insured against by businesses of the type operated by the Company and its Subsidiaries.

                  (b)      Except as set forth in Disclosure Schedule 3.20(b),
no notice has been received by the Company or any of its Subsidiaries of any
Proceeding, and, to the Knowledge of Shareholders, there is no Proceeding threatened, which is reasonably likely to give rise to a claim under any such insurance policies or arrangements, including under the Company's directors' and officers' liability policy. In the event that any such notice has been received by the Company or any of its Subsidiaries, the Company has given (or caused to be given) necessary notice to the appropriate insurance provider. There is no claim pending under any such

insurance policies or arrangements as to which the Company has received any written, or to the Shareholders' Knowledge, oral, notice, from any of the
Company's insurers that coverage has been finally denied (subject to the insured's right to appeal) by the underwriters of such policies or arrangements.
Except as set forth in Disclosure Schedule 3.20(b), neither the Company nor any
Subsidiary has been notified that it has been refused any insurance with respect to its operations, and the Company's and its Subsidiaries' insurance coverage have not been limited in any material respect by any insurance carrier (except as such coverage may be limited by the terms of such insurance) within two years prior to the date of this Agreement. All workers' compensation and other similar statutory claims asserted by or with respect to any employees of the Company or its Subsidiaries prior to 2004 have been fully paid or settled or accrued for in accordance with actuarial advice and past practice of Company.

         3.21     NO MATERIAL ADVERSE CHANGE.

                  Except as set forth in Disclosure Schedule 3.21, since
February 14, 2004: (a) there has been no Material Adverse Change, (b) there has been no physical damage, destruction or loss regarding the Assets that have had, or could, after taking into account any insurance recoveries payable in respect thereof, reasonably be expected to have, a Material Adverse Effect, and (c) the
Company has conducted the Business in the Ordinary Course of Business.

         3.22     STOCK LEDGERS; FULL DISCLOSURE.

                  The minute books of the Company and the Subsidiaries contain true and accurate records in all material respects of meetings and other material corporate actions of the Shareholders, the boards of directors of the
Company and the Subsidiaries and all committees, if any, appointed by such boards of directors. Except as set forth in Disclosure Schedule 3.22, the
Company's stock ledger and the stock ledgers (or similar documents) of the
Subsidiaries are complete and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company and its Subsidiaries.
The Books and Records of the Company and the Subsidiaries accurately reflect in all material respects all material information relating to their Business,
Assets, obligations and accounts receivable.

         3.23     BROKERS.

                  Except for the services of Lehman Brothers, whose fees shall be paid by Shareholders, none of the Company, the Subsidiaries or any of their officers, directors, employees or the Shareholders have entered into, nor will enter into, any Contract with any broker, finder or similar agent or any Person which will result in the obligation of Parent, the Company or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the Contemplated Transactions.

         3.24     ACCOUNTS RECEIVABLE.

                  The Company's and the Subsidiaries' receivables are reflected in the Financial Statements, have arisen only from bona fide transactions entered into and, to the Knowledge of Shareholders, are, except to the extent of the reserves therefor, if any, set forth in the Financial Statements, collectible in the Ordinary Course of Business. To the Knowledge of
Shareholders,

there has not been any adverse change in the collectability of such receivables since the date of the Interim Balance Sheet that has not been adequately reserved for in the Interim Balance Sheet.

         3.25     Disclosure Schedules.

                  Matters disclosed for the purpose of any section of the
Disclosure Schedule hereof shall constitute disclosure of such matters for the purpose of that section; provided, however, that such information shall be deemed to be included on any other schedule on which such information is required to the extent such additional inclusion is reasonably apparent on its face to be applicable to such other schedule.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to Shareholders and the Company that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:

         4.1      CORPORATE EXISTENCE.

                  Each of Parent and Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the
State of Delaware. Each of Parent and Merger Sub has full limited liability company power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Transaction Documents to be executed by it, to perform its obligations hereunder and thereunder.

         4.2      AUTHORITY.

                  (a)      The execution and delivery by Parent and Merger Sub
of this Agreement and the Transaction Documents, and the performance by Parent and Merger Sub of its respective obligations hereunder, have been duly and validly authorized with no other action on the part of Parent and Merger Sub or its members being necessary. Each of Parent and Merger Sub has the power, and authority, and has taken all action necessary, to execute and deliver this
Agreement and the Transaction Documents to be executed by it and to perform its obligations under this Agreement and the Transaction Documents to be executed by
it.

                  (b)      This Agreement has been duly and validly executed and
delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with their respective terms. Upon the execution and delivery by
Parent and Merger Sub of the Transaction Documents to be executed by them, such
Transaction Documents will constitute the legal, valid, and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

         4.3      NONCONTRAVENTION.

                  The execution, performance and delivery by Parent and Merger
Sub of this Agreement and the Transaction Documents to be executed by them do not, and the consummation by them of the Contemplated Transactions will not:

                  (a)      conflict with or result in the breach of any of the
terms, conditions or provisions of the Organizational Documents of Parent or
Merger Sub;

                  (b)      subject to the expiration of the waiting period under
the HSR Act, violate in any material respect any provision of any Law or Order applicable to Parent or Merger Sub or any of their assets and properties; or

                  (c)      except as set forth in Disclosure Schedule 4.3 or as
would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the Contemplated
Transactions or to perform their obligations hereunder, (i) breach or constitute
(with or without notice or lapse of time or both) a default under, (ii) require
Parent or Merger Sub to obtain any consent or take any action under the terms of, (iii) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) upon
Parent or Merger Sub or any of its assets or properties under, any note, bond, mortgage, indenture, lease, license, Contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which the Parent or
Merger Sub or their assets may be bound.

         4.4      GOVERNMENTAL APPROVALS AND FILINGS.

                  Except as set forth on Disclosure Schedule 4.4, no consent, approval or authorization of, declaration or notice to, or filing or registration with, any Governmental Authority on the part of Parent or Merger
Sub is required in connection with the execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except where the failure to obtain any such consent to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of Parent or Merger Sub to consummate the Contemplated Transactions or to perform its obligations hereunder.

         4.5      LEGAL PROCEEDINGS.

                  (a)      There are no Proceedings pending or, to the knowledge
of Parent or Merger Sub, threatened against Parent or Merger Sub or any of their assets and properties which could reasonably be expected to, individually or in the aggregate, with other such Proceedings, materially and adversely affect or prevent or materially delay the consummation of any of the Contemplated
Transactions; and

                  (b)      there are no material Orders outstanding against the
Parent or Merger Sub.

         4.6      BROKERS.

                  None of Parent, Merger Sub or any of their officers, managers, employees or members have entered into nor will enter into any Contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the

obligation of the Shareholders, the Company, the Subsidiaries or any of their respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the Contemplated Transactions.

         4.7      FINANCING.

                  Parent and Merger Sub have, or will have at the Closing,
sufficient cash and/or available credit facilities to pay the Merger
Consideration and to make all other necessary payments of fees and expenses in connection with the Contemplated Transactions.

                                   ARTICLE 5

                      COVENANTS OF SHAREHOLDERS AND COMPANY

         Shareholders and the Company covenant and agree with Parent and Merger
Sub that, at all times from and after the date hereof until the Closing, they will comply with all covenants and provisions of this Article 5, except to the extent Parent may otherwise consent in writing.

         5.1      REGULATORY AND OTHER APPROVALS.

                  Shareholders and the Company will, as promptly as practicable, take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to
Governmental Authorities or any other Person required of Shareholders, the
Company or any Subsidiary to consummate the Contemplated Transactions, including without limitation those described in Disclosure Schedule 3.5.

         5.2      CONDUCT OF BUSINESS.

                  Until the Closing, the Company shall and shall cause its
Subsidiaries to conduct business only in the Ordinary Course of Business, except as expressly provided for in this Agreement (including, without limitation, for the transfer of the Excluded Assets, the distribution of Cash to Shareholders, and the repayment of the Company's outstanding Indebtedness). Without limiting the generality of the foregoing, the Company shall and shall cause its
Subsidiaries to use reasonable best efforts to preserve intact their present business organization, and retain (subject to dismissals and retirements in the
Ordinary Course of Business) the services of the key officers and employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries, all with the intent of preserving unimpaired their goodwill and ongoing businesses at the Effective
Time. In addition, Shareholders will cause the Company and the Subsidiaries to refrain from, and the Company shall refrain from:

                  (a)      amending their Organizational Documents or taking any
action with respect to any such amendment;

                  (b)      authorizing, issuing, selling or otherwise disposing
of, or committing to sell or deliver any shares of capital stock of or any
Option with respect to the Company or any

Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company or any of its
Subsidiaries;

                  (c)      splitting, combining or reclassifying any shares of
the Company's or any of the Subsidiaries' capital stock, declaring, setting aside or paying any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of the capital stock of the
Company or any of the Subsidiaries, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company or any Subsidiaries;

                  (d)      except pursuant to existing written arrangements or
in the Ordinary Course of Business, increasing or otherwise changing the rate or nature of employee compensation (including wages, salaries and bonuses);

                  (e)      adopting any new employee benefit plan, policy,
program or arrangement, or amending any Benefit Plan in a way that would serve to increase the benefits payable thereunder;

                  (f)      adopting a plan of complete or partial liquidation,
dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (except in connection with a merger of any Subsidiary into the Company);

                  (g)      except as may be required as a result of a change in
Law or in GAAP, changing any of the accounting principles or practices (whether for financial accounting or tax purposes) used by it;

                  (h)      revaluing any of its assets, including, without
limitation, writing-off notes or accounts receivable other than in the Ordinary
Course of Business or as required by GAAP;

                  (i)      making or revoking any material Tax election or
settling or compromising any Tax liability;

                  (j)      paying, discharging or satisfying any claims or
Liabilities, other than the payment, discharge or satisfaction in the Ordinary
Course of Business of Liabilities reflected or reserved against in the consolidated financial statements as of October 25, 2003 (or the notes thereto)
of the Company and Subsidiaries or incurred in the Ordinary Course of Business;

                  (k)      (i) incurring or assuming any long-term or short-term
Indebtedness or issuing any debt securities; (ii) assuming, guaranteeing, endorsing or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) making any loans, advances or capital contributions to any other Person (other than to the Subsidiaries, or customary loans or advances to employees in the Ordinary
Course of Business and in amounts not to exceed $25,000 individually or $50,000 in the aggregate); (iv) pledging or otherwise encumbering shares of capital stock of the Company or the Subsidiaries; or (v) mortgaging or pledging any of the assets, tangible or intangible, of the Company or the Subsidiaries, or creating or, except for Permitted Liens, suffering to exist any Lien thereupon;

                  (l)      selling, leasing or disposing of any assets outside
the Ordinary Course of Business, other than the transfer of the Excluded Assets;

                  (m)      acquiring (by merger, consolidation, or acquisition
of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, or any assets;

                  (n)      authorizing or making any capital expenditures which
individually is in excess of the $50,000 or in the aggregate are in excess of
$100,000, except for those capital expenditures made pursuant to existing agreements of the Company;

                  (o)      (i) entering into any Contract or arrangement
providing for the taking of any action that would be prohibited hereunder or
(ii) amending, modifying or waiving any material term of any Contract or arrangement in a way that (A) could reasonably be expected to hinder the
Contemplated Transactions or (B) would result in a material increase of the
Company's obligations or Liabilities thereunder or a material decrease in the rights or benefits to the Company thereunder;

                  (p)      entering into or amending, extending or otherwise
altering any collective bargaining agreement;

                  (q)      settling or compromising any pending or threatened
Proceedings (i) which relate to the Contemplated Transactions or (ii) that are material;

                  (r)      requesting or requiring any Person to accelerate the
payment of the accounts receivable of the Company or any of the Subsidiaries except in the Ordinary Course of Business, or factoring any accounts receivable of the Company or any of the Subsidiaries;

                  (s)      deferring the payment of the accounts payable of the
Company or any of the Subsidiaries beyond the Company's payment practices in the
Ordinary Course of Business;

                  (t)      taking any other action not in the Ordinary Course of
Business resulting in a decrease in Working Capital or an increase in cash; or

                  (u)      taking or agreeing in writing or otherwise to take
any of the actions described in Sections 5.2(a) through 5.2(t) or any action which would make any of the representations or warranties of the Company or the
Shareholders contained in this Agreement untrue or incorrect.

         5.3      AFFILIATE TRANSACTIONS.

                  Immediately prior to the Closing, amounts owing under
Contracts between Shareholders (other than those relating to Indebtedness, which is covered by Section 2.8 hereof), those individuals listed on Disclosure
Schedule 5.3 or any Affiliate (other than the Company or Subsidiaries) of
Shareholders, on the one hand, and the Company or any of the Subsidiaries, on the other, will be paid in full, and Shareholders will terminate and will cause any such individual or Affiliate to terminate each Contract with the Company or any Subsidiary. Prior to the Closing, neither the Company nor any Subsidiary will enter into any Contract or amend or modify any

existing Contract, and will not engage in any transaction (other than pursuant to Contracts disclosed in Disclosure Schedule 3.16(a) or not required to be disclosed therein in accordance with Section 3.16(a)(xiii)) with Shareholders or any individual or Affiliate thereof.

         5.4      FULFILLMENT OF CONDITIONS.

                  The Company and Shareholders will take all commercially
reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Parent and Merger Sub contained in this Agreement and will not, and will not permit the Company or any
Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         5.5      NO SOLICITATION.

                  (a)      The Company and each Shareholder shall, and shall
instruct its officers, directors, shareholders, employees or agents (if any) to, immediately terminate all discussions or negotiations existing on the date hereof, if any, with any third party with respect to, or any that could reasonably be expected to lead to or contemplate the possibility of, a Sale
Transaction. For purposes of this Agreement, the term "Sale Transaction" means any offer or proposal concerning any (i) merger, consolidation or business combination transaction involving the Company or any Subsidiary, (ii) sale or other disposition of assets of the Company or any of its Subsidiaries not in the
Ordinary Course of Business, (iii) issuance, sale, or other disposition of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) of the Company or any of its Subsidiaries or (iv) the initial public offering of the capital stock of the
Company.

                  (b)      Until the Effective Time (or earlier termination of
this Agreement), the Company and the Shareholders shall not, and the Company and the Shareholders shall instruct their respective Affiliates, officers, directors, shareholders, employees and agents (if any) not to, (i) solicit, facilitate or encourage any proposal with respect to a Sale Transaction, (ii)
enter into any discussions with any Person, or provide to any Person any information, with respect to any proposal with respect to a Sale Transaction or
(iii) discuss or negotiate, or enter into any sale or other agreement with respect to a Sale Transaction. The Company will promptly notify Parent in writing when it becomes aware of any proposal described in clauses (i) through
(iii) above, the principal terms of the same and the identity of the party making the same. Each of the Shareholders and the Company acknowledges and agrees that Parent and Merger Sub will expend considerable amounts in connection with consummating the Merger, and, as a consequence thereof, each of the
Shareholders and the Company agrees that the provisions of this Section 5.5 are reasonable and shall be binding upon the Shareholders and the Company in accordance with its terms.

         5.6      CHANGE IN CONTROL PAYMENTS; BANK DEBT; TRANSACTION EXPENSES.

                  The Shareholders shall pay or cause to be paid in full on or before Closing: (i) the amounts due to the individuals listed on Schedule 5.6 pursuant to agreements with the Company as a result of the change in control of the Company effected by the Merger ("Change in Control Payments"); (ii) all of
the consolidated Indebtedness of the Company and its Subsidiaries

outstanding (including Bank Debt) immediately prior to Closing, and all accrued but unpaid interest thereon and all fees and expenses, if any, incurred or to be incurred by the Company and its Subsidiaries in connection with the repayment thereof; and (iii) all Transaction Expenses. To the extent not so paid, such amounts shall be deducted from the Merger Consideration pursuant to Section 2.4 hereof.

         5.7      DUE DILIGENCE; ACCESS.

                  (a)      The Parties acknowledge that because of
confidentiality concerns, Parent and Merger Sub have not been provided with full access to certain information concerning the Business. Within five (5) days after Parent notifies the Company in writing that it has waived its right to terminate this Agreement pursuant to Section 14.1(h), Shareholders and the
Company shall provide to Parent and Merger Sub copies of (1) the Company's
Contracts with the top thirty (30) customers of the Company (based on annualized revenue payable by such customer to the Company, determined as of October 25,
2003), which Contracts remain in full force and effect, (2) the Company's
Contracts entered into since October 25, 2003 with a customer of the Company that the Company projects will account for annualized revenue payable to the
Company in excess of $750,000 and (3) employment Contracts of the Company
(collectively, the "Contract Information") and such information relating thereto as may be reasonably requested by Parent; provided, that, if any such Contract is an oral Contract, Shareholders and the Company shall cause a written summary of the material terms and conditions of such oral Contract to be provided to
Parent and Merger Sub within such five-day period. Parent and Merger Sub shall have ten (10) days after the receipt of such information (the "Review Period")
to review and audit such information and inquire about such information. To assist in Parent and Merger Sub's review as it relates to the Contractual
Services Standard Agreement by and between the State of Florida Department of
Transportation (the "Florida DOT") and Barton Protective Services, Inc., dated
December 1, 2000 (the "Florida DOT Contract"), the Company shall also use best efforts to arrange a meeting between representatives of the Parent and the
Florida DOT to take place during the Review Period, and the Review Period, insofar as it relates to the Florida DOT Contract, shall be extended until such meeting shall occur. During the Review Period, if (i) the results of the review of the Contract Information are not satisfactory to Parent in its sole discretion, Parent and Merger Sub may terminate this Agreement pursuant to
Section 14.1(g) hereof without any further liability on the part of Parent or
Merger Sub, provided, that, the Chief Executive Officer of Parent shall have reasonably and in good faith determined, following consultation with the
Company, any item or combination of items delivered are reasonably likely to result in liability to or adverse financial performance of the Company, taken as a whole, which is materially different from the Liabilities or financial performance known by Parent prior to the date hereof or (ii) after the meeting between Parent and the Florida DOT, Parent is not reasonably satisfied that the
Florida DOT Contract will continue in full force and effect after the Closing on substantially the same terms as in effect as of the date hereof, Parent may terminate this Agreement pursuant to Section 14.1(g) hereof without any further liability on the part of Parent, provided, that, if, as a result of the meeting,
Parent reasonably determines that the consent of the Florida DOT (the "Florida
DOT Consent") is required to assign the Florida DOT Contract to the Surviving
Entity at the Closing, the Review Period, in so far as it relates to the Florida
DOT Consent, shall be extended to twenty (20) days after the date of the meeting
(the "Extended Review Period"), provided, further, that if the Florida DOT
Consent is not obtained

within the Extended Review Period, Parent may terminate this Agreement pursuant to Section 14.1(g) hereof without any further liability on the part of Parent or
Merger Sub.

                  (b)      After the expiration of the Review Period and
provided Parent and Merger Sub have not terminated this Agreement, Shareholders and the Company shall provide Parent and Merger Sub and their authorized representatives with such financial, operating and other data and information and access to the facilities of the Company and its Subsidiaries, their personnel and representatives as Parent and Merger Sub may from time to time reasonably request with respect to the Company and the Subsidiaries and the
Contemplated Transactions.

                  (c)      After the expiration of the Review Period (or
Extended Review Period, as the case may be), there shall be no conditions to the
Closing of the Merger except as set forth in Article 9 or Article 10.

         5.8      PROGRAMS AND PRACTICES

                  Shareholders and the Company will, as promptly as practicable but not later than the Closing Date, as directed by Parent, revise, amend, supplement, terminate or replace, and, if directed by Parent, discontinue all payments from the Company or any Subsidiary in respect of, any and all of the
Programs and Practices. All notices and communications to employees of the
Company or any Subsidiary regarding any such revision, amendment, supplement, termination, replacement or discontinuance shall be subject to Parent's prior approval.

         5.9      BANK ACCOUNTS.

                  Shareholders and the Company will, as promptly as practicable but not later than ten (10) days prior to the Closing Date, provide Parent with a schedule setting forth the name of each bank or similar entity in which any of the Company or the Subsidiaries has an account, lock box or safe deposit box and the names of the persons authorized to draw thereon or have access thereto.

         5.10     LETTERS OF CREDIT.

                  At the Closing, Parent shall deliver replacement (or, if the beneficiary thereof will not permit replacement, back-up) letters of credit, performance bonds, payment bonds, bid bonds, guarantees and similar instruments, in an aggregate principal amount and with terms and from banks, financial institutions or surety companies in each case reasonably satisfactory to
Shareholders and the beneficiaries, to replace (or, to the extent required as described above, to collateralize and if necessary, Parent shall cash collateralize) any letters of credit, performance bonds, payment bonds, bid bonds, guarantees and similar instruments of the Company or of any of the
Subsidiaries remaining outstanding on the Closing Date which would otherwise be required to be replaced or collateralized in connection with the payment of all of the Company's Indebtedness.

                                   ARTICLE 6

                     COVENANTS OF PARENT AND THE MERGER SUB

         Parent and Merger Sub covenant and agree with Shareholders and the
Company that, at all times from and after the date hereof until the Closing,
Parent and Merger Sub will comply with all covenants and provisions of this
Article 6, except to the extent Shareholders may otherwise consent in writing.

         6.1      REGULATORY AND OTHER APPROVALS.

                  Parent and Merger Sub will as promptly as practicable take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to
Governmental Authorities or any other Person required of Parent to consummate the Contemplated Transactions, including without limitation those described in
Disclosure Schedule 4.4 hereto.

         6.2      FULFILLMENT OF CONDITIONS.

                  Parent and Merger Sub will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Shareholders and the Company contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE 7

                            COVENANTS OF ALL PARTIES

         7.1      ADVICE OF CHANGES.

                  Except to the extent prohibited by applicable Law, the
Company, the Shareholders, Parent and Merger Sub shall promptly advise the other
Parties orally and in writing to the extent it has or they have actual knowledge
(or, in the case of the Shareholders, to extent of the Shareholders' Knowledge)
of (a) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (b) the failure by it or them to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (c)
any change or event having, or which, insofar as can reasonably be foreseen, could have a material adverse effect on such party (or, in the case of the
Company, a Material Adverse Effect) or on the accuracy of their respective representations and warranties or the ability of the conditions set forth in
Articles 9 and 10 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or relieve any liability for any breach thereof.

         7.2      TRANSITION.

                  Commencing following the date hereof and continuing until the
Closing, Parent and the Company shall, and shall cause their respective
Subsidiaries to, use their reasonable best efforts to facilitate the planning for the integration of the Company and its Subsidiaries with the businesses of
Parent and its Subsidiaries after the Closing. Without limiting the generality of the

foregoing, Parent and the Company shall, and shall cause their respective
Subsidiaries to, use their reasonable best efforts to: (a) with respect to
Parent and the Company, cause the senior officers of Parent and the Company to meet on a weekly basis to review the financial and operational affairs of the
Company and its Subsidiaries, in accordance with applicable Law, (b) with respect to the Company, consistent with the performance of day-to-day operations and the continuous operation of the Company and its Subsidiaries in the Ordinary
Course of Business, cause the employees and officers of the Company and its
Subsidiaries to use their reasonable best efforts to assist Parent in planning for a successful integration after the Closing, (c) with respect to the Company
(prior to the Closing) and the Shareholders (prior to and following the
Closing), assist Parent or Merger Sub in obtaining any Permits, including executing such documents as may be reasonably required in connection therewith and (d) with respect to the Company, provide and cause each of its Subsidiaries to provide Parent and its authorized representatives with reasonable access during normal business hours to the facilities of the Company and its
Subsidiaries, their personnel and representatives, and the Books and Records
(including all interim financial statements).

                                   ARTICLE 8

                                ANTITRUST FILINGS

         In addition to and without limiting the covenants and agreements of the parties contained elsewhere in this Agreement:

                  (a)      The Parties shall use their best efforts to (i) as
soon as practicable, take all actions necessary to make the filings and notifications required of such Parties or any of their Affiliates under the HSR
Act or any Antitrust Law and (ii) comply at the earliest practicable date with any request for additional information or documentary material received by
Parent, Merger Sub, Shareholders or the Company or any of their Affiliates from the Antitrust Division, the Federal Trade Commission or any state antitrust enforcement agency. The Parties shall take all action necessary, proper and advisable under applicable Law with respect to the following: (A) to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including, without limitation, by responding as promptly as practicable to any inquiries received from the Antitrust Division or the Federal
Trade Commission or any Governmental Authority for additional information or documentation and (B) to cause the expiration or termination of applicable waiting periods, the satisfaction of such other filing requirements, or the issuance of such approvals, consents or authorizations as may be required with respect to the Antitrust Laws of any Governmental Authority, including but not limited to, committing to or effecting, by consent decree, hold separate orders, or otherwise, the sale or disposition of such of its assets or business or of the Business to be acquired by it pursuant to this Agreement that are required to be divested in order to avoid the entry of any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, under any Antitrust
Law, that would have the effect of prohibiting, preventing or restricting consummation of the Contemplated Transactions; provided, however, that for purposes of this Article 8(a), the Company and Parent shall not be required to sell or dispose of assets if such sales or dispositions would have, with respect to the Company, a Material Adverse Effect, or with respect to Parent, a material adverse effect on the Parent's business.

                  (b)      The Parties shall, in connection with the efforts
referenced in the foregoing paragraph to obtain all requisite approvals and authorizations for the Contemplated Transactions under Antitrust Laws (i)
cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii)
promptly inform the other party of any communication to it from any Governmental
Authority and permit the other Party to review in advance any proposed communication from it to any Governmental Authority or third party; and (iii)
not arrange for or participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry without consulting with each other in advance, and, to the extent permitted by such Governmental
Authority, giving the other Party the opportunity to attend and participate thereat.

                  (c)      Parent shall pay the filing fee(s) required in
connection with any filings under the HSR Act required in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 9

                            CONDITIONS TO OBLIGATIONS
                          OF PARENT AND THE MERGER SUB

         The obligations of Parent and Merger Sub hereunder to consummate the
Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by
Parent in its sole discretion to the extent legally permissible):

         9.1      REPRESENTATIONS AND WARRANTIES.

                  Each of the representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be so true and correct as of such date) except for inaccuracies that, individually or in the aggregate, would not have a Material Adverse Effect; provided, that, to the extent any such representation or warranty is qualified by materiality or "Material Adverse
Effect" such qualifications shall be ignored for purposes of this Section 9.1.

         9.2      PERFORMANCE.

                  Shareholders and the Company shall have performed and complied with, in all material respects, each of the agreements, covenants and obligations required by this Agreement to be so performed or complied with by
Shareholders and the Company at or before the Closing.

         9.3      SHAREHOLDERS' CERTIFICATES.

                  Shareholders shall have delivered to Parent a certificate of each of the Shareholders and the Company, dated the Closing Date, certifying
Shareholders' and the Company's compliance with Sections 9.1 and 9.2 hereof.

         9.4      ORDERS AND LAWS.

                  There shall not be in effect on the Closing Date any Order or
Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Contemplated Transactions.

         9.5      REGULATORY CONSENTS AND APPROVALS.

                  All consents, approvals and actions of, filings with and
notices to any Governmental Authority necessary to permit the Parties hereto to perform their obligations under this Agreement and to consummate the
Contemplated Transactions shall have been duly obtained, made or given and shall be in full force and effect and all terminations or expirations of waiting periods under the HSR Act shall have occurred.

         9.6      THIRD PARTY CONSENTS.

                  The consents (or in lieu thereof, waivers) listed in Schedule
9.6 shall have been obtained and shall be in full force and effect.

         9.7      ADDITIONAL DOCUMENTS.

                  The Company and the Shareholders shall have made the
deliveries set forth in Section 2.9(b).

         9.8      CONVERSION OF SUBSIDIARIES.

                  The Company shall have merged the Subsidiaries, excluding
Barton Europe, into the Company or merged or converted the Subsidiaries into single member limited liability companies of the Company, as directed by Parent, on or prior to the Closing Date and each such Subsidiary (to the extent not merged into the Company) will be a limited liability company duly organized, validly existing and in good standing under the Laws of their jurisdiction of incorporation.

         9.9      BARTON PROTECTIVE SERVICES, INC. EXECUFLEX PLAN.

                  The Barton Protective Services, Inc. Execuflex Plan (the
"Execuflex Plan") shall have been terminated, all assets held within the
Execuflex Plan shall have been distributed in accordance with applicable Law and neither the Company nor any Subsidiary shall have any further payment obligations thereunder.

         9.10     SHAREHOLDER AGREEMENT.

                  The Shareholder Agreement,  dated as of January 1993, by and among Charles B. Rice, Catherine B. Rice, and Charles B. Rice, Jr., as
co-trustees for Charles B. Rice, Jr. (pursuant to that certain Trust Agreement dated December 27, 1984, as amended and restated July 5, 1991, between Charles
B. Rice and Katherine B. Rice), and Kathryn R. Proulx and the Company shall have been terminated and none of the parties thereto shall have any further rights or obligations thereunder.

         9.11     CREDIT AGREEMENT

                  The Second Amended and Restated Security Agreement, dated as of August 26, 2002, between the Company and Wachovia Bank, N.A., as amended
April 15, 2003 and January 21, 2004, and all related agreements, shall have been terminated and none of the parties thereto shall have any further rights or obligations thereunder, except as provided therein.

                                   ARTICLE 10

                            CONDITIONS TO OBLIGATIONS
                           OF SHAREHOLDERS AND COMPANY

         The obligations of Shareholders and the Company to consummate the
Merger are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by
Shareholders and the Company in their sole discretion to the extent legally permissible):

         10.1     REPRESENTATIONS AND WARRANTIES.

                  Each of the representations and warranties of Parent and
Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as though such representations and warranties were made at and as of the Closing Date (except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be so true and correct as of such date).

         10.2     PERFORMANCE.

                  Parent and Merger Sub shall have performed and complied with, in all material respects, each of the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Parent and
Merger Sub at or before the Closing.

         10.3     PARENT AND MERGER SUB CERTIFICATES.

                  Parent and Merger Sub shall have delivered to Shareholders a certificate of Parent and Merger Sub, dated the Closing Date, certifying
Parent's and Merger Sub's compliance with Sections 10.1 and 10.2 hereof.

         10.4     ORDERS AND LAWS.

                  There shall not be in effect on the Closing Date any Order or
Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Contemplated Transactions.

         10.5     REGULATORY CONSENTS AND APPROVALS.

                  All consents, approvals and actions of, filings with and
notices to any Governmental Authority necessary to permit the Parties hereto to perform their obligations under this Agreement and to consummate the
Contemplated Transactions shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods under the HSR Act shall have occurred.

         10.6     ADDITIONAL DOCUMENTS.

                  Parent and Merger Sub shall have made the deliveries set forth in Sections 2.9(a) and 2.9(c) hereof.

                                   ARTICLE 11

                            NO OTHER REPRESENTATIONS

                  (a)      Parent and Merger Sub have conducted due diligence
activities and investigations in connection with the transactions contemplated hereby and, in connection with such activities and investigations, Parent and
Merger Sub have relied on their own financial, legal and other experts and advisors in arriving at Parent's and Merger Sub's decision to execute, deliver and consummate this Agreement and the transactions contemplated hereby.

                  (b)      Notwithstanding anything to the contrary contained in
this Agreement, it is the explicit intent of each Party hereto that none of the
Parties are making, or relying upon, any representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Agreement and in any certificate delivered pursuant to Section 9.3. In particular, Shareholders and the Company make no representation or warranty to
Parent and Merger Sub with respect to (i) the information set forth in the summary materials for the Management Presentation on March 12, 2004 or (ii) any
financial projection or forecast relating to the Business. With respect to any projection or forecast delivered by or on behalf of Shareholders or Company to
Parent or Merger Sub, Parent and Merger Sub acknowledge that (i) there are uncertainties inherent in attempting to make such projections and forecasts,
(ii) they are familiar with such uncertainties, (iii) they are taking full responsibility for making their own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) they shall have no claim against Shareholders or Company with respect thereto absent fraud or intentional misrepresentation on the part of the Company or the Shareholders.

                                   ARTICLE 12

                            SURVIVAL; INDEMNIFICATION

         12.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All representations, and warranties of the Parties contained in this Agreement will survive the Closing until the completion of the audit for the first full fiscal year of the Surviving Company following the Closing, but in no event later than March 31, 2006; provided, that, (i) the representations and warranties contained in Sections 3.1, 3.2, 3.4(a), 3.4(b), 4.1 and 4.2 shall survive indefinitely, (ii) the representations and warranties contained in
Sections 3.12 and 3.19 shall survive for three (3) years after Closing and (iii)
the representations and warranties in Section 3.9 shall survive until the expiration of the statute of limitation for the applicable representation and warranty. The covenants set forth in Article 5, 6 and 7 shall expire as of the
Effective Time; provided, that claims for breaches of such covenants prior to the Effective Time shall survive the Closing until the completion of the audit for the first full fiscal year of the Surviving Company following the Closing, but in no event later than March 31, 2006. Any representation or warranty that would otherwise terminate in accordance with this Section 12.1 will continue to survive if a Claim Notice shall have been given under this Article 12 on or prior to such termination date until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article 12.

         12.2     INDEMNIFICATION OF PARENT AND MERGER SUB.

                  Subject to the limitations contained in this Article 12, the
Company (prior to Closing) and the Shareholders each shall jointly and severally indemnify, defend and hold harmless Parent, Merger Sub and their Affiliates, and their respective officers, members, managers, directors, employees and shareholders, and their respective successors and assigns (the "Parent
Indemnified Parties") from and against any and all Damages which arise out of, result from or relate to:

                  (a)      any breach of any representation or warranty made by
the Company or Shareholders in this Agreement or in any certificate or document delivered at Closing by the Company or Shareholders pursuant to this Agreement, provided, that to the extent that any such representation or warranty is qualified by materiality or whether there is or could result a "Material Adverse
Effect," such qualifications shall be ignored for purposes of indemnification under this Section 12.2(a);

                  (b)      any and all Taxes imposed on or assessed against the
Company, the Subsidiaries and the Shareholders with respect to all Pre-Closing
Periods, whether or not set forth on any Tax Return (but excluding payroll and withholding Taxes to the extent reserved for on the Closing Date Balance Sheet but only to the extent reflected as a Current Liability on the Statement of
Working Capital); without limiting the generality of the foregoing, such Taxes shall include (i) all Taxes shown on the Final Returns, (ii) all sales, use, transfer or other similar Taxes that arise or are due as a result of the Merger or any Contemplated Transactions and (iii) all Taxes that arise or are due as a result of the transfer of the Excluded Assets to the Shareholders;

                  (c)      any and all amounts due to any Governmental Authority
with respect to unclaimed property for all Pre-Closing Periods in excess of the amount accrued therefor on the Closing Date Balance Sheet; and

                  (d)      any breach by the Company or Shareholders of any
agreement, covenant or obligation of Shareholders or the Company contained in this Agreement.

         12.3     INDEMNIFICATION OF SHAREHOLDERS AND THE COMPANY.

                  Subject to the limitations contained in this Article 12,
Parent and Merger Sub shall indemnify, defend and hold harmless the Company
(prior to Closing) and Shareholders and

their Affiliates, and their respective trustees, officers, directors, employees and shareholders, and their respective successors and assigns from and against any and all Damages which, arise out of, result from or relate to:

                  (a)      any breach of any representation or warranty made by
Parent or Merger Sub in this Agreement or in any certificate or document delivered at Closing by Parent or Merger Sub pursuant to this Agreement, provided, that, to the extent that any such representation or warranty is qualified by materiality, such qualifications shall be ignored for purposes of indemnification under this Section 12.3(a); and

                  (b)      any breach by Parent or Merger Sub of any covenant or
obligation of Parent or Merger Sub contained in this Agreement.

         12.4     INDEMNIFICATION PROCEDURE FOR THIRD-PARTY CLAIMS.

                  (a)      Promptly after receipt by an Indemnified Party of
notice from any third party of a claim or demand in respect of which indemnity may be sought under Section 12.2 or 12.3 which is asserted against or sought to be collected from the Indemnified Party, including the commencement of any
Proceeding against it ("Third Party Claim"), the Indemnified Party shall, if a claim is to be made against an Indemnifying Party under such Section 12.2 or
12.3, as applicable, give notice to the Indemnifying Party of the Third Party
Claim, but the failure to notify the Indemnifying Party will not relieve the
Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Third Party Claim is materially prejudiced by the Indemnifying Party's failure to receive such notice.

                  (b)      If any Third Party Claim referred to in
Section 12.4(a) is brought against an Indemnified Party and it gives notice to the Indemnifying Party of such claim, the Indemnifying Party will be entitled to participate in any Proceeding underlying the claim and, to the extent that it wishes (unless the Indemnifying Party is also a party to such Proceeding and the
Indemnified Party determines in good faith that joint representation would be inappropriate, in which event such Indemnified Party shall have the right to retain, at the Indemnifying Party's expense, one separate counsel, reasonably satisfactory to the Indemnifying Party, to defend such claim on behalf of such
Indemnified Party), assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying
Party to the Indemnified Party of its election to assume the defense of such
Proceeding, except in the circumstances described in the parenthetical above, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 12.4 for any fees of other counsel or any other expenses with respect to the defense of such claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such claim, other than reasonable costs of investigation. If the
Indemnifying Party assumes the defense of the Third Party Claim: (i) no compromise or settlement of such claim may be effected by the Indemnifying Party without the Indemnified Party's written consent unless (A) there is no finding or admission of any violation of Law or Order or any violation of the rights of any Person, (B) such settlement or compromise releases the Indemnified Party in connection with such Third Party Claim, (C) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (D) such settlement or compromise does not require any

payment or other action by, or limitation on, the Indemnified Party; (ii) the
Indemnified Party will have no Liability with respect to any compromise or settlement of such claim effected without its written consent; and (iii) the
Indemnified Party shall have the right to participate in such defense and to employ counsel, in each case, at its own expense. Subject to Section 12.4(c), if notice is given to an Indemnifying Party of any Third Party Claim and the
Indemnifying Party does not, within ten (10) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

                  (c)      Notwithstanding the foregoing, if an Indemnified
Party determines in good faith that there is a reasonable probability that a
Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this
Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d)      The Parties shall cooperate in the defense of any
Third-Party Claim and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with the provisions of this Article
12.

         12.5     INDEMNIFICATION PROCEDURE FOR OTHER CLAIMS.

                  In the event any Indemnified Party should have a claim against any Indemnifying Party under Article 12 that does not involve a Third-Party
Claim, the Indemnified Party shall deliver a Claim Notice to the Indemnifying
Party promptly following the Indemnified Party becoming aware of the same. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such
Indemnified Party under Article 12, except to the extent that the Indemnifying
Party has been materially prejudiced by such failure. If the Indemnifying Party does not deliver written notice of its objection to all or any part of such claim or demand to the Indemnified Party within 20 days of its receipt of notice of such claim or demand from the Indemnified Party, then the Indemnifying Party shall be deemed to have accepted such claim or demand and shall promptly pay or cause to be paid the amount claimed or demanded by the Indemnified Party.

         12.6     LIMITATIONS ON INDEMNIFICATION.

                  (a)      The Company and Shareholders will have no liability
for indemnification until the total of all Damages that are incurred by Parent and Merger Sub exceeds $1.85 million, and then only for the amount by which such
Damages exceed $1.85 million. The Company's and Shareholders' maximum liability for Damages with respect to a claim for indemnification shall be limited to and shall not exceed $30 million in the aggregate.

                  (b)      Parent and Merger Sub will have no liability for
indemnification until the total of all Damages that are incurred by the Company and the Shareholders exceeds $1.85 million, and then only for the amount by which such Damages exceed $1.85 million. Parent's and Merger Sub's maximum liability for Damages with respect to a claim for indemnification shall be limited to and shall not exceed $30 million in the aggregate.

                  (c)      The limitations contained in this Section 12.6 shall
not apply to (i) any Damages resulting from any breaches by Shareholders of any representations and warranties related to Taxes, the Company or Shareholders'
authority to enter into this Agreement and the Transaction Documents or
Shareholders' title to the Shares, (ii) any breaches by any of the Company or the Shareholders of any of their agreements or covenants contained in this
Agreement, (iii) Damages relating to or arising from any intentional breach of this Agreement or fraudulent misrepresentations or action by the Parties hereto,
(iv) Taxes described in Section 12.2(b) or (v) Damages relating to or arising from amounts due to any Governmental Authority with respect to unclaimed property referred to in Section 12.2(c).

                  (d)      All Damages payable to any Parent Indemnified Party
pursuant to Article 12 shall be paid first from the funds held in the Escrow
Account, pursuant to the terms of the Escrow Agreement (provided, that, whether there is any remaining balance in the Escrow Account shall not affect the indemnification obligations hereunder).

                  (e)      If the funds held in the Escrow Account are
insufficient to satisfy the Shareholders' obligations to pay the Damages of
Parent, Merger Sub and their Affiliates, then the Shareholders shall reimburse such Indemnified Parties the amount of such deficiency in accordance with the terms and provisions of this Article 12.

                  (f)      All indemnification payments paid pursuant to this
Agreement shall be treated as adjustments to the Merger Consideration received by the Shareholders for all Tax purposes.

         12.7     INSURANCE OFFSET.

                  If the amount of any indemnifiable Damages, at any time
following the payment of an indemnification obligation, is offset or reduced by the payment of any insurance proceeds, the amount of such insurance proceeds, less any costs, expenses, premiums or taxes incurred in connection therewith
(including but not limited to any future increase in insurance premiums, retroactive premiums, costs associated with any loss of insurance and replacement thereof or self-insured component of such insurance coverage) will promptly be repaid to the Indemnifying Party.

         12.8     EXCLUSIVITY.

                  After the Closing, to the extent permitted by Law, the
indemnities set forth in this Article 12 shall be the exclusive remedies of
Parent, Merger Sub, and Shareholders and their respective managers, trustees, officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature

whatsoever in respect thereof, all of which the Parties hereto hereby waive;
provided, however, that the foregoing shall not apply to claims of actual fraud or intentional breach of this Agreement.

                                   ARTICLE 13

                                      TAXES

         13.1     TAXES.

                  (a)      The Shareholders will have, in accordance with
applicable Law, duly and timely prepared and filed all income and other material
Tax Returns required to be filed by the Company and the Subsidiaries on or prior to the Closing Date (taking into account applicable extensions) with respect to any Pre-Closing Period, and all such Tax Returns shall correctly and accurately set forth the amount of any Taxes relating to the applicable period. Without limiting the generality of the foregoing, the Shareholders shall be responsible for preparing the final Tax Returns of the Company for the year commencing
October 26, 2003 (the "Final Returns") and ending on the Closing Date, which shall include all income and gain(s) reported as a result of the deemed sale of the Company assets that occurs as a result of the Merger. Shareholders, Parent and the Surviving Company shall provide each other with such information and cooperation as may reasonably be required to complete such Final Returns.
Shareholders shall provide Parent and the Surviving Company with a copy of any such Final Returns, for their review and comment, no later than thirty (30) days prior to the due date for filing such Final Returns.

                  (b)      The Shareholders will timely pay or cause to be paid
all Taxes imposed on or assessed against the Company, the Subsidiaries and the
Shareholders with respect to all Pre-Closing Periods, whether or not set forth on any Tax Return (but excluding payroll and withholding Taxes to the extent reserved for on the Closing Date Balance Sheet but only to the extent reflected as a Current Liability on the Statement of Working Capital). Without limiting the generality of the foregoing, Shareholders shall be liable for (i) all Taxes shown on the Final Returns, (ii) all sales, use, transfer or other Taxes that arise or are due as a result of the Merger or any Contemplated Transactions and
(iii) all Taxes that arise or are due as a result of the transfer of the
Excluded Assets to the Shareholders.

                  (c)      If, for any state, local or foreign Tax purpose, a
Taxable Year of the Company or the Subsidiaries does not terminate on the
Closing Date, the Parties hereto will, to the extent permitted by applicable Tax
Law, elect with the relevant Governmental Authority to treat such Taxable Year for all purposes as a short taxable year or period ending as of the close of the
Closing Date and such short taxable year or period shall be treated as a
Pre-Closing Period. In any case where applicable Tax Law does not permit such an election to be made, then the portion of any Tax that is allocated to a
Pre-Closing Period shall be the Tax that would be due (computed using an interim-closing-of-the-books method) assuming that such Taxable Year ended at the close of the Closing Date, except that (i) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per-diem basis and (ii) real property
Taxes shall be allocated in accordance with IRC Section 164(d).

                  (d)      Except to the extent recognized as an Asset in the
Closing Date Balance Sheet, Parent or Merger Sub shall pay to the Shareholders'
Representative on behalf of the Shareholders (i) all refunds or credits of Taxes received by Parent or Merger Sub after the Closing Date and attributable to
Taxes paid by the Company or the Subsidiaries with respect to a Pre-Closing
Period and (ii) a portion of all refunds or credits of Taxes received by Parent or Merger Sub after the Closing Date and attributable to Taxes paid by the
Company or the Subsidiaries with respect to any Straddle Period (such portion to be allocated consistent with the principles set forth in Section 13.1(c)). In each case, such refunds or credits shall be paid to the Shareholders'
Representative net of (i) any Taxes imposed on such refund or credit amount and
(ii) any expenses incurred by Parent or Merger Sub in obtaining such refund or credit. Notwithstanding the foregoing, Shareholders shall not be entitled to any refund or credit of the Companies or the Subsidiaries relating to a carryback of a Tax attribute relating to any period ending after the Closing Date.

         13.2     INDEMNIFICATION PROCEDURE FOR TAX MATTERS.

                  With respect to any indemnification claim for Tax matters
under this Agreement, the following procedures and limitations shall apply:

                  (a)      Parent or the Surviving Company shall give
Shareholders' Representative written notice that a Tax Return of the Company is subject to audit ("Audit Notice") within ten (10) days after receipt of any notification that a Governmental Authority intends to audit any such Tax Return for which an assessment of Taxes with respect to such Tax Return could result in a right of Parent or the Surviving Company to indemnification hereunder from
Shareholders with respect to such Taxes ("Indemnified Taxes"); provided however, that if the audit relates to a Tax Return or Tax Returns that involve not only
Pre-Closing Period Taxes, then such Audit Notice need not be given to
Shareholders until within ten (10) days after receipt from the Governmental
Authority by Parent or the Surviving Company of a proposed adjustment to such
Tax Return(s) that could result in an assessment of Taxes that are Indemnified
Taxes; provided further, the failure to notify the Shareholders' Representative will not relieve the Shareholders of any Liability that they may have to Parent and the Surviving Company, except to the extent that the Shareholders'
Representative demonstrates that the Shareholders have been materially prejudiced by the Shareholders' Representative's failure to receive such notice.
Notwithstanding the foregoing, with respect to any audit involving Pre-Closing
Period Taxes, Parent and Surviving Company shall provide Shareholders with copies of all written correspondence relating to such audit received from, and a written summary of any oral communication regarding such audit with, any
Governmental Authority within fifteen (15) days of such correspondence or communication, and Shareholders shall have the right to provide Parent and
Surviving Company with input as to the resolution of any issues raised by the
Governmental Authority with respect to items that, if adjusted on the applicable
Tax Return(s), would result in a right of Parent and the Surviving Company to indemnification for Taxes by Shareholders.

                  (b)      Shareholders shall have the right, exercised by
written notice to Parent and Surviving Company given within ten (10) days after receipt of the Audit Notice, to assume the defense of the proposed audit or review insofar as it relates to a matter for which Shareholders have agreed to indemnify Parent and Surviving Company ("Assumed Audit"). Delivery of such notice shall constitute Shareholders' agreement to consent, defend, litigate or settle any claim

resulting from the Assumed Audit, and to pay any assessment or adjustment resulting from the Assumed Audit and all expenses incurred by Shareholders in connection therewith. Parent and Surviving Company shall have the right to participate at their own expense in any such contest, defense, litigation or settlement. Shareholders shall have the exclusive right, in their discretion exercised in good faith and upon the advice of counsel, to settle any such assessment, either before or after the initiation of litigation, at such times and upon such terms as they deem fair and reasonable, provided that at least ten
(10) days prior to any such settlement, written notice of their intention to settle such assessment, and a copy of the proposed settlement shall be given to
Parent and Surviving Company. After Shareholders assume defense of an Assumed
Audit, neither Parent nor Surviving Company shall execute any agreement, form or document in connection with or with respect to the Assumed Audit or related proposed adjustment, assessment, or request for extension of the statute of limitations unless instructed in writing by Shareholders to execute such agreement, form or document, and, upon request by Shareholders, Parent and
Surviving Company shall execute a power of attorney authorizing Shareholders or their representative(s) to represent Surviving Company before the Governmental
Authority in connection with the Assumed Audit, any proposed adjustment, or any appeal, protest, contest, or defense of any assessment, and shall execute such other documents and agreements reasonably required or necessary in connection with such Assumed Audit by a Governmental Authority, or in connection with any contest or litigation of any related assessment or any settlement of such contest or litigation.

                  (c)      If Shareholders fail to notify Parent and Surviving
Company of their assumption of such defense within ten (10) days after receipt of the Audit Notice, Parent and Surviving Company shall have the responsibility of contesting, defending, litigating, or settling any assessment made by a
Governmental Authority relating to the noticed audit or review. Shareholders shall have the right to participate at their own expense in any such contest, defense, litigation or settlement. Parent or Surviving Company shall have the exclusive right, in its discretion exercised in good faith and upon the advice of counsel, to settle any such assessment, either before or after the initiation of litigation, at such times and upon such terms as it deems fair and reasonable; provided, that, at least fifteen (15) days prior to any such settlement written notice of its intention to settle such assessment and a copy of the proposed settlement shall be given to Shareholders.

                                   ARTICLE 14

                                   TERMINATION

         14.1     TERMINATION.

                  This Agreement may be terminated, and the Contemplated
Transactions may be abandoned:

                  (a)      at any time before the Closing by mutual written
agreement of Parent, Merger Sub, the Company and the Shareholders'
Representative;

                  (b)      by Parent if (i) Parent and Merger Sub have not
materially breached any of their representations, warranties, covenants or agreements under this Agreement and (ii) there has been (A) a breach on the part of the Company or the Shareholders in their representations or warranties set forth herein that, individually or in the aggregate, would have a Material
Adverse Effect; provided, that, to the extent any representation or warranty is qualified by materiality or "Material Adverse Effect" such qualifications will be ignored for purposes of this Section 14.1, or (B) a material breach of the covenants or agreements of the Company or Shareholders set forth herein, in either case that has not been waived or cured within ten (10) Business Days after receipt of notice by the Company and the Shareholders from Parent and
Merger Sub of an intention to terminate pursuant to this Section 14.1(b) if such breach continues;

                  (c)      by the Company if (i) the Company and Shareholders
have not materially breached any of their representations, warranties, covenants or agreements under this Agreement, and (ii) there has been a material breach on the part of Parent or Merger Sub in their representations, warranties, covenants or agreements set forth herein, in either case that has not been waived or cured within ten (10) Business Days after receipt of notice by the Parent and Merger
Sub from the Company and the Shareholders of an intention to terminate pursuant to this Section 14.1(c) if such breach continues;

                  (d)      by Parent, by written notice to the Company and
Shareholders, at any time after September 30, 2004 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Article 9 of this Agreement have not been met (other than through the failure of Parent or Merger Sub to comply with its obligations under this
Agreement);

                  (e)      by the Company, by written notice to Parent and
Merger Sub, at any time after September 30, 2004 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Article 10 of this Agreement have not been met (other than through the failure of the Company or Shareholders to comply with their respective obligations under this Agreement);

                  (f)      by Parent or the Company if an Order preventing the
consummation of the Merger shall have become final and non-appealable;

                  (g)      by Parent, by written notice to the Company, at any
time prior to the expiration of the Review Period, or Extended Review Period (if
applicable) in accordance with Section 5.7(a) hereof; or

                  (h)      by Parent, by written notice to the Company, at any
time prior to 11:59 p.m. on the tenth day from the date hereof, if Parent shall have reasonably determined that debt financing for the Merger is not available on commercially reasonable terms.

         14.2     EFFECT OF TERMINATION.

                  If this Agreement is validly terminated pursuant to Section
14.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Parties (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to the Good Faith Deposit in Section
2.7, fees and expenses in Article 8 and Section 16.3, public announcement in
Section 16.4,

confidentiality in Section 16.5 and this Section 14.2, will continue to apply following any such termination. Notwithstanding the previous sentence, no party to this Agreement shall be released from any liability for any intentional breach of this Agreement or fraudulent misrepresentations or action by the
Parties.

                                   ARTICLE 15

                   APPOINTMENT OF SHAREHOLDERS' REPRESENTATIVE

         15.1     APPOINTMENT.

                  (a)      Each Shareholder hereby constitutes and appoints
Charles Barton Rice, Sr. such Shareholder's true and lawful attorney-in-fact, with full power and authority to act on behalf of such Shareholder and in such
Shareholder's name, place, and stead for all matters arising in connection with this Agreement (including, without limitation, any termination in connection with this Agreement), the Escrow Agreement and the escrow fund created thereby
("Escrow Fund") and the compromise or resolution of any dispute between Parent and Shareholders which dispute relates to (i) any adjustment to the Merger
Consideration, (ii) the Escrow Fund or (iii) the indemnity obligations of the
Shareholders under this Agreement or any other Transaction Document, and as the authorized representative of the Shareholders to give and accept notices on behalf of all Shareholders with respect to all the foregoing (the "Shareholders'
Representative"). Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Shareholders'
Representative consistent therewith, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Shareholder's individual capacity.

                  (b)      If Charles Barton Rice, Sr. shall resign or refuse to
or become unable to serve as Shareholders' Representative, the Shareholders shall appoint a successor Shareholders' Representative with the same power and authority herein granted to Charles Barton Rice, Sr. Shareholders may at any time and from time to time also change the Shareholders' Representative upon written notice executed by all Shareholders to Parent prior to the Closing, and to Parent and the Escrow Agent from and after the Closing. From and after any such appointment of a successor, all references herein to the Shareholders'
Representative shall be deemed to include such successor. Each Shareholder agrees to indemnify and to save and hold harmless the Shareholders'
Representative of, from, against and in respect of any claim, action, cause of action, cost, liability or expense suffered or incurred by or asserted against the Shareholders' Representative based upon or arising out of the performance by the Shareholders' Representative of any act, matter or thing pursuant to the appointment herein made, except that no indemnification shall be required in the event of Shareholders' Representative's gross negligence or willful misconduct.

         15.2     SUCCESSOR.

                  If the Shareholders' Representative (or any successor
Shareholders' Representative) ceases to function in his or her capacity as
Shareholders' Representative for any reason whatsoever, and if for any reason no successor has been appointed within thirty (30) days by the Shareholders or if
Parent or, from and after the Closing, the Escrow Agent are not adequately assured of the proposed appointment of such successor, then any of them shall have the right to petition a court of competent jurisdiction for the appointment of or the confirmation of a successor; provided, further, that each successor
Shareholders' Representative at the time of appointment must agree in writing to be bound by those provisions of this Agreement that govern the Shareholders'
Representative.

         15.3     NO LIABILITY.

                  In no event shall Parent, Merger Sub, the Surviving Company, the Escrow Agent or any Affiliate of any of them have any liability to the
Shareholders' Representative or to any other entity relating to any action or failure to act by the Shareholders' Representative.

         15.4     GENUINENESS OF DOCUMENTS.

                  Parent, Merger Sub, the Surviving Company, the Escrow Agent
and any Affiliate of any of them shall be under no duty to examine, inquire into or pass upon the validity, effectiveness or genuineness of any certificate, documentation, or communication furnished to it by the Shareholders'
Representative and shall be entitled to assume that they are valid, authorized, effective and genuine and are what they purport to be.

         15.5     ACCEPTANCE OF APPOINTMENT.

                  By signing below,  Charles Barton Rice, Sr. hereby accepts the appointment of Shareholders' Representative on the terms and conditions set forth herein.

                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1     NOTICES.

                  Unless otherwise specified herein, all notices, requests,
demands, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered, upon delivery when sent by express mail, courier, overnight mail or other recognized overnight or next day delivery service, charges prepaid, or three (3) days following the date mailed when sent by registered or certified United States mail, postage prepaid, return receipt requested, or when sent by telecopier, with a confirmation copy sent by recognized overnight courier, next day delivery, charges prepaid, addressed as follows:

         If to Parent, to:

                  SpectaGuard Acquisition LLC
                  3606 Horizon Drive
                  King of Prussia, Pennsylvania 19405
                  Attention:      Bruce A. Gelting, Esq.
                  Facsimile:      (610) 239-1108

         with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attention:      Franklin M. Gittes, Esq.
                                  Alan Myers, Esq.
                  Facsimile:      (212) 735-2000

         If to the Company, to:

                  Charles Barton Rice, Sr.
                  Barton Protective Services Incorporated
                  Suite 410
                  11 Piedmont Center
                  Atlanta, Georgia 30305
                  Facsimile:      (770) 667-8499

         If to Shareholders or Shareholders' Representative, to:

                  Charles Barton Rice, Sr.
                  910 Barkston Drive
                  Alpharetta, Georgia 30022
                  Facsimile:      (770) 667-8499

         with a copy to:

                  Powell, Goldstein, Frazer & Murphy, LLP
                  191 Peachtree Street, N.E.
                  Sixteenth Floor
                  Atlanta, Georgia  30303
                  Attention:      William B. Shearer, Jr., Esq.
                  Facsimile:      (404) 572-6999

or to such other address, facsimile number or person as either party shall have last designated by such notice to the other party.

         16.2     ENTIRE AGREEMENT.

                  This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.

         16.3     EXPENSES.

                  Except as otherwise expressly provided in this Agreement,
whether or not the Contemplated Transactions are consummated, each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Contemplated Transactions.

         16.4     PUBLIC ANNOUNCEMENTS.

                  At all times at or before the Closing, Shareholder Parties and
Parent Parties will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company and the Subsidiaries sell goods or provide services or with whom the Company and the Subsidiaries otherwise have significant business relationships with respect to this Agreement or the Contemplated Transactions without the consent of the other. Shareholder Parties and Parent Parties will also obtain the other Parties' prior approval of any press release to be issued immediately following the Closing announcing the consummation of the
Contemplated Transactions.

         16.5     CONFIDENTIALITY.

                  Each of the Parent Parties and the Shareholder Parties hereto will hold, and will use its reasonable best efforts to cause its Affiliates and their respective Representatives to hold, in strict confidence from any Person
(other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the
Contemplated Transactions of Governmental Authorities) or by other requirements of Law or (ii) disclosed in a Proceeding brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other Parties or any of their Affiliates furnished to it by the other Parties or such other Parties' Representatives in connection with this Agreement or the Contemplated Transactions, except to the extent that such documents or information can be shown to have been (a) previously known by the Party receiving such documents or information, (b) in the public domain
(either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving Party or (c) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another Party hereto to keep such documents and information confidential; provided, that, following the Closing the foregoing restrictions will not apply to the Parent Parties' use of documents and information concerning the Company and the Subsidiaries furnished by Shareholders hereunder. In the event the Contemplated Transactions are not consummated, upon the request of the other Party, each Party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other Party in connection with this Agreement or the Contemplated Transactions and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the Party that furnished such documents and information or its Representatives.

         16.6     WAIVER.

                  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this
Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         16.7     AMENDMENT.

                  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

         16.8     NO THIRD PARTY BENEFICIARY.

                  The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article 12.

         16.9     NO ASSIGNMENT; BINDING EFFECT.

                  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the Parties hereto (whether by operation of
Law or otherwise) without the prior written consent of the other parties;
provided, however, that Parent may assign Merger Sub's rights and obligations, in whole or in part, under this Agreement to Parent or any other wholly owned subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

         16.10    HEADINGS AND SECTION REFERENCES.

                  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
All section references contained in this Agreement are to sections of this
Agreement, except where the context requires otherwise.

         16.11    CONSENT TO JURISDICTION.

                  Each Party hereby irrevocably submits to the exclusive
jurisdiction of the United States District Court for the Northern District of
Georgia or any court of the State of Georgia located in the City of Atlanta in any Proceeding arising out of or relating to this Agreement or any of the
Contemplated Transactions; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 16.11 and shall not be deemed to be a general submission to the jurisdiction of said courts in the
State of Georgia other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in such
a

court and any claim that any such Proceeding brought in such a court has been brought in an inconvenient forum.

         16.12    INTERPRETATION.

                  This Agreement shall be deemed to have been drafted by all of the Parties, and no presumption or burden of proof shall be construed against any Party as the drafter of this Agreement.

         16.13    INVALID PROVISIONS.

                  If any provision of this Agreement is held to be illegal,
invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this
Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         16.14    GOVERNING LAW.

                  Except to the extent that the laws of any jurisdiction or
organization of any Party hereto, or any other jurisdiction, are mandatorily applicable to the Merger and to matters arising under or in connection with this
Agreement, this Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia; provided, that, Article I shall be governed by the Laws of the States of Delaware and Georgia, as appropriate.

         16.15    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         16.16    FORWARDING MAIL.

                  For a period of two years following the Closing, the Surviving
Company shall, as promptly as reasonably practicable, forward to the
Shareholders' Representative all mail, calls, correspondence and deliveries that are addressed to, or are intended to be received by, the Shareholders.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

                                  SPECTAGUARD ACQUISITION LLC

                                  By: /s/ William C. Whitmore, Jr.
                                      ------------------------------------------
                                  Name:  William C. Whitmore, Jr.
                                  Title: President and Chief Executive Officer

                                  BPS LLC

                                  By: /s/ William C. Whitmore, Jr.
                                      ------------------------------------------
                                  Name:  William C. Whitmore, Jr.
                                  Title: President and Chief Executive Officer

                                  BARTON PROTECTIVE SERVICES INCORPORATED

                                  By: /s/ Charles Barton Rice, Sr.
                                      ------------------------------------------
                                  Name:  Charles Barton Rice, Sr.
                                  Title: ______________________________

                                  SHAREHOLDERS

                                  /s/ Charles Barton Rice, Sr.
                                  ----------------------------------------------
                                  Charles Barton Rice, Sr.

                                  /s/ Kathryn Proulx.
                                  ----------------------------------------------
                                  Kathryn Proulx

                                  Charles Barton Rice, Jr. Trust

                                  By: /s/ Catherine Barton Rice
                                      ------------------------------------------
                                  Name:  Catherine Barton Rice
                                  Title: ______________________________

                                  Kimberly Ann Rickey Trust

                                  By: /s/ Charles Barton Rice, Sr.
                                      ------------------------------------------
                                  Name:  Charles Barton Rice, Sr.
                                  Title: ______________________________

                                  SHAREHOLDERS' REPRESENTATIVE

                                  /s/ Charles Barton Rice, Sr.
                                  ----------------------------------------------
                                  Charles Barton Rice, Sr.

                                     ANNEX 1
                                   DEFINITIONS

                  (a)      Defined Terms. As used in this Agreement, the
following defined terms have the meanings indicated below:

                  "Accounting Arbitrator" has the meaning ascribed to it in
Section 2.3(e).

                  "Affiliate" means any Person that directly, or indirectly
through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any
Person owning ten percent (10%) or more of the voting securities of another
Person shall be deemed to control that Person.

                  "Aggregate Option Consideration" has the meaning ascribed to it in Section 2.5(a).

                  "Agreement" means this Merger Agreement and the Exhibits, the
Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 9.3 and 10.3, as the same shall be amended from time to time.

                  "Antitrust Law" means the Sherman Act, as amended, the Clayton
Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws, decrees, administrative and judicial doctrines that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

                  "Articles of Merger" has the meaning ascribed to it in
Section 1.3.

                  "Assets" means all of the Company's and its Subsidiaries'
right, title and interest in and to the properties, assets and rights of any kind, whether tangible or intangible, real or personal (or mixed), and constituting, or used in connection with, or related to, the Business.

                  "Assumed Audit" has the meaning ascribed to it in
Section 13.2(b).

                  "Audit Notice" has the meaning ascribed to it in
Section 13.2(a).

                  "Bank Debt" means the Indebtedness of the Company and its
Subsidiaries to Wachovia Bank, N.A., pursuant to Second Amended and Restated
Credit Agreement and Security Agreement as of August 26, 2002, as amended.

                  "Barton Europe" has the meaning ascribed to it in
Section 3.9(j).

                  "Benefit Plan" means any Plan maintained by the Company or any
ERISA Affiliate, existing at the Closing Date or at any time within the six (6)
year period prior thereto, to which the Company or any ERISA Affiliate contributes or has contributed, or under which

any employee, former employee or director of the Company or any ERISA Affiliate or any beneficiary thereof is covered, is eligible for coverage or has benefit rights. For the avoidance of doubt, the term "Benefit Plan" shall not include any of the Programs and Practices.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans, environmental studies and plans and payroll and benefits information pertaining to employees of the Company and the Subsidiaries.

                  "Brazeal" means David Brazeal.

                  "Brief" has the meaning ascribed to it in Section 2.3(e).

                  "Business" means the Company's business of providing contract security officer and investigator services and toll-operator services to third parties, including the business of all Affiliates of the Company as conducted as of the date of this Agreement.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Georgia or New York are authorized or obligated to close.

                  "Cash" means book cash of the Company and the consolidated
Subsidiaries as prepared in accordance with GAAP, calculated in a manner consistent with that used in the preparation of the Financial Statements.

                  "Cash Adjustment" has the meaning ascribed to it in Section
2.3(b).

                  "Change in Control Payments" has the meaning ascribed to it in
Section 5.6.

                  "Claim Notice" means written notification pursuant to Article
12 of a claim as to which indemnity under Article 12 is sought by an Indemnified
Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such claim and for the Indemnified Party's claim against the
Indemnifying Party under Article 12, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the
Damages arising from such claim.

                  "Closing" means the closing of the transactions contemplated by Section 1.2.

                  "Closing Cash and Debt Statement" has the meaning ascribed to it in Section 2.3(b).

                  "Closing Date" has the meaning ascribed to it in Section 1.2.

                  "Closing Date Balance Sheet" means a consolidated balance
sheet of the Company and the Subsidiaries as of the Payroll Period End Date,
prepared in accordance with GAAP consistent with past practice.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Common Stock" means the Non-Voting Common Stock and the Voting Common Stock of the Company.

                  "Company Stock Option" has the meaning ascribed to it in
Section 2.5(a).

                  "Contemplated Transactions" means all of the transactions
contemplated by this Agreement, including (a) the Merger; (b) the execution, delivery and performance of the Noncompetition Agreements and the Escrow
Agreement; and (c) the performance by Parent, Merger Sub, the Company and the
Shareholders of their respective covenants and obligations under this Agreement.

                  "Contract" means any agreement, contract, understanding,
license, obligation, promise, commitment or undertaking that is legally binding.

                  "Contract Information" has the meaning ascribed to it in
Section 5.7(a).

                  "Current Assets" means the categories of assets included in
"Current Assets" according to GAAP and consistent with the Company's past practice as reflected in the October 25, 2003 audited financial statements.

                  "Current Liabilities" means the categories of liabilities
included in "Current Liabilities" according to GAAP and consistent with the
Company's past practice as reflected in the October 25, 2003 audited financial statements.

                  "Damages" means the amount of any loss, liability, claim,
damage (excluding incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a Third Party Claim.

                  "Debt Adjustment" has the meaning ascribed to it in Section
2.4.

                  "Defined Benefit Plan" means any employee pension benefit plan
(within the meaning of Section 3(2) of ERISA) which is subject to Section 302 or
Title IV of ERISA or Section 412 of the IRC.

                  "Disclosure Schedule" means the disclosure schedules delivered to Parent by the Company and Shareholders concurrently with the execution and delivery of this Agreement.

                  "DLLCA" means the Delaware Limited Liability Company Act.

                  "Effective Time" has the meaning set forth in Section 1.3.

                  "Enforceability Exceptions" means limitations on
enforceability arising from applicable bankruptcy, insolvency, reorganization, receivership or similar applicable Laws affecting the enforcement of creditors'
rights generally or the availability of equitable remedies of specific performance or injunctive relief being subject to the discretion of the court before which any proceeding may be brought.

                  "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes. As used in this Agreement,
Environmental Law shall mean any of such laws applicable to the Company and its
Subsidiaries prior to the Closing.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA Affiliate" means any Person who is in the same
controlled group of corporations or who is under common control with
Shareholders or, before the Closing, the Company (within the meaning of Section
414 of the IRC).

                  "Escrow Agent" means The Bank of New York Company, N.A.

                  "Escrow Agreement" means that certain Escrow Agreement among
Parent, the Shareholders, the Shareholders' Representative and the Escrow Agent,
dated as of the Closing Date, substantially in the form of Exhibit A attached hereto.

                  "Escrow Fund" has the meaning ascribed to it in
Section 15.1(a).

                  "Escrow Payment" has the meaning ascribed to it in Section
2.6.

                  "Estimated Merger Consideration" has the meaning ascribed to it in Section 2.2(a).

                  "Estimated Per Share Amount" has the meaning ascribed to it in
Section 2.1(b).

                  "Excluded Assets" has the meaning ascribed to it in the
Recitals of this Agreement.

                  "Execuflex Plan" has the meaning ascribed to it in
Section 9.9.

                  "Extended Review Period" has the meaning ascribed to it in
Section 5.7(a).

                  "Final Merger Consideration" has the meaning ascribed to it in
Section 2.3(d).

                  "Final Returns" has the meaning ascribed to it in Section
13.1(a).

                  "Financial Statements" means the consolidated financial
statements of the Company and its consolidated Subsidiaries delivered to Parent pursuant to Section 3.7.

                  "Florida DOT" has the meaning ascribed to it in
Section 5.7(a).

                  "Florida DOT Consent" has the meaning ascribed to it in
Section 5.7(a).

                  "Florida DOT Contract" has the meaning ascribed to it in
Section 5.7(a).

                  "GAAP" means generally accepted accounting principles of the
United States.

                  "GBCC" means Georgia Business Corporation Code.

                  "Good Faith Deposit" has the meaning set forth in Section 2.7.

                  "Good Faith Deposit Escrow Account" has the meaning set forth in Section 2.7.

                  "Good Faith Deposit Escrow Agreement" shall mean the Escrow
Agreement among the Parent, the Company and Escrow Agent dated the date hereof.

                  "Governmental Authority" means any court, tribunal,
arbitrator, authority, agency, commission, official or other instrumentality of the United States or any foreign country or any state, county, city or other political subdivision thereof.

                  "Hazardous Material" means (a) any petroleum or petroleum
products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials,"
"extremely hazardous wastes," "restricted hazardous wastes," "toxic substances,"
"toxic pollutants" or words of similar import under any Environmental Law and
(c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "Indebtedness" means, as to any Person (which, in the case of the Company, includes the Subsidiaries for purposes of this definition), without duplication, any and all obligations of such Person for borrowed money or with respect to deposits or advances of any kind to such Person, any and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including any and all obligations of such Person upon which interest charges are customarily paid, any and all obligations of such Person under conditional sales or other title retention agreements relating to property purchased by such Person, any and all obligations of such Person issued or assumed as the deferred purchase price of property or services (but not including any and all trade accounts payable), any and all capitalized lease obligations of such Person, any and all obligations secured by any Lien (other than Permitted Liens) on property or assets owned or acquired by such Person, whether or not the obligations secured thereby are obligations of, or have been assumed by, such Person, any and all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), any and all amounts drawn on letters of credit issued on behalf of such Person, any and all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, and any and

all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person, and any interest accrued relating to debt. Notwithstanding the immediately preceding sentence to the contrary, "Indebtedness" shall not include any trade payables, expenses, or accruals incurred in the Ordinary Course of Business.

                  "Indemnified Party" means any Person claiming indemnification under any provision of Article 12.

                  "Indemnified Taxes" has the meaning ascribed to it in
Section 13.2(a).

                  "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article 12.

                  "Interim Balance Sheet" has the meaning ascribed to it in
Section 3.7(a)(ii).

                  "Initial Statement of Working Capital" has the meaning
ascribed to it in Section 2.3(c).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions (whether patentable or unpatentable and whether or not reduced to practice), works of authorship, trade secrets, software (other than commercially available software subject to "click through" or "shrink wrap"
licenses and which have license fees that do not exceed $20,000 in any annual period), domain names, rights of publicity and privacy, copyrights and copyright rights, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "IRC" means the Internal Revenue Code of 1986, as amended.

                  "IRS" means the United States Internal Revenue Service.

                  "Knowledge of Shareholders" or "Shareholders'  Knowledge"
means the actual knowledge of the following persons: Rice, Charles B. Rice, Jr.,
Ward or Brazeal.

                  "Last Offer" has the meaning ascribed to tit in
Section 2.3(e).

                  "Laws" means all laws, statutes, rules, regulations,
ordinances and other pronouncements having the effect of law of the United
States or any foreign country or any state, county, city or other political subdivision thereof or of any Governmental Authority.

                  "Lease" or "Leases" has the meaning ascribed to it in
Section 3.14(b).

                  "Leased Real Property" means each parcel of real property
leased by the Company or Subsidiary (as lessor or lessee).

                  "Liability" or "Liabilities" means all Indebtedness,
obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Liens" means any mortgage, pledge, assessment, security
interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

                  "Material Adverse Change" means a change that has caused or is reasonably likely to cause a Material Adverse Effect.

                  "Material Adverse Effect" means any event, circumstance,
development, change or effect that is material and adverse to the Business,
Assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change, fact, condition, circumstance or effect resulting from conditions affecting the United
States economy or the industry as a whole, to the extent that such conditions do not, individually or in the aggregate, have a materially disproportionate impact on the Business.

                  "Material Contract" has the meaning ascribed to it in
Section 3.16(a).

                  "Material Intellectual Property" has the meaning ascribed to it in Section 3.15(a).

                  "Merger" has the meaning ascribed to it in the Recitals of this Agreement.

                  "Merger Consideration" has the meaning ascribed to it in
Section 2.2(a).

                  "Merger Sub" has the meaning ascribed to it in the forepart of this Agreement.

                  "Noncompetition Agreements" has the meaning ascribed to it in
Section 2.9(b)(iv).

                  "Non-Voting Common Stock" means the non-voting common stock, no par value, of the Company.

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such
Person or the manner in which any shares of capital stock of such Person are voted.

                  "Order" means any writ, judgment, decree, injunction,
stipulation, award or similar order of any Governmental Authority (in each such case whether preliminary or final).

                  "Ordinary Course of Business" means, with respect to a Person, an action or failure to act generally consistent with the past custom and practices of such Person and is taken or not taken in the ordinary course of the normal day-to-day operations of such Person.

                  "Organizational Documents" means (a) the articles or
certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership

of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, including any trust; and (e) any amendment to any of the foregoing.

                  "Parent" has the meaning ascribed to it in the forepart of this Agreement.

                  "Parent Indemnified Parties" has the meaning ascribed to it in
Section 12.2.

                  "Parent Parties" means the Parent, Merger Sub and after
Closing, the Surviving Company.

                  "Payroll Period End Date" has the meaning ascribed to it in
Section 2.2(a).

                  "Party" means any of the Parent, the Merger Sub, the Company, the Shareholders or the Shareholders' Representative, as the case may be.

                  "PBGC" means the Pension Benefit Guaranty Corporation
established under ERISA.

                  "Permits" mean any licenses, permits, certificates,
authorizations, consents or orders of, or filings with, or any waiver of the foregoing, issued by any Governmental Authority necessary for the conduct of, or relating to the operation of the Business, including any detective/security licenses.

                  "Permitted Lien" means (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (b) any statutory Lien arising in the Ordinary Course of Business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien and with respect to real property zoning laws and other land use restrictions which individually or in the aggregate with other such Liens could not reasonably be expected to have a
Material Adverse Effect.

                  "Per Share Amount" has the meaning ascribed to it in
Section 2.1(b).

                  "Person" means any natural person, corporation, limited
liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association, joint venture, joint stock company, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended, or a Governmental Authority.

                  "Phantom Stock Award Agreement" means that certain Phantom
Stock Award Agreement between the Company and Ward dated as of November 16,
1997, as amended.

                  "Phantom Stock Consideration" has the meaning ascribed to it in Section 2.5(b).

                  "Plan" means any bonus, incentive compensation, deferred
compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock

appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan"
within the meaning of Section 3(3) of ERISA.

                  "Pre-Closing Period" shall mean a Taxable Year that ends on or before the Closing Date and the portion of a Straddle Period beginning on the first day of the Straddle Period and ending on (and including) the Closing Date.

                  "Prepayment Expenses" has the meaning ascribed to it in
Section 2.4.

                  "Prior Friday" has the meaning ascribed to it in Section 1.2.

                  "Proceedings" means any action, claim, complaint, suit,
proceeding, arbitration, investigation, audit, inquiry, hearing, or litigation
(whether civil, criminal or administrative) brought, commenced, conducted or heard by or otherwise involving any Governmental Authority.

                  "Programs and Practices" has the meaning ascribed to it in
Section 3.12(p), with respect to which the Company or the Shareholders make no representations or warranties in this Agreement, other than as set forth in
Section 3.12(p) and Section 5.8. Except as set forth in such sections, no representation, warranty or covenant shall be deemed to be breached as a direct or indirect consequence of any responsiblity, obligation or liability resulting from the existence and operation of the Programs and Practices.

                  "Pro Rata" has the meaning ascribed to it in Section 2.2(b).

                  "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401(a) of the IRC.

                  "Representatives" means any Person's managers, trustees,
officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

                  "Review Period" has the meaning ascribed to it in Section
5.7(a).

                  "Rice" has the meaning ascribed to it in the forepart of this
Agreement.

                  "Sale Transaction" has the meaning ascribed to it in
Section 5.5(a).

                  "Share" or "Shares" means the issued and outstanding shares of the Company Common Stock.

                  "Shareholder Parties" means the Shareholders and, prior to
Closing, the Company.

                  "Shareholders" has the meaning ascribed to it in the forepart of this Agreement.

                  "Shareholders' Representative" has the meaning ascribed to it in Section 15.1(a).

                  "Statement of Working Capital" has the meaning ascribed to it in Section 2.3(d).

                  "Straddle Period" shall mean any Taxable Year beginning on or before and ending after the Closing Date.

                  "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

                  "Surviving Company" has the meaning ascribed to it in
Section 1.3.

                  "Target Working Capital" means Twenty-One Million Dollars
($21,000,000).

                  "Taxable Year" means a taxable year (including a short taxable year), year of assessment or similar period with respect to which any Tax may be imposed under any applicable Law.

                  "Taxes" shall mean any and all taxes, fees, levies or other assessments, including, without limitation, federal, state, local, or foreign income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise or similar taxes, imposed by any Governmental
Authority, together with any interest, penalties or additions to tax and additional amounts imposed with respect thereto.

                  "Tax Return" shall mean any report, return, document,
declaration or other information or filing required to be supplied to any
Governmental Authority or jurisdiction (foreign or domestic) with respect to
Taxes.

                  "Third Party Claim" has the meaning ascribed to it in
Section 12.4(a).

                  "Transaction Documents" mean the Articles of Merger, the
Escrow Agreement, Good Faith Deposit Escrow Agreement and the Noncompetition
Agreements.

                  "Transaction Expenses" means the fees and expenses incurred by the Company, the Shareholders or their respective Affiliates in connection with the negotiation, execution and performance of this Agreement and any other agreements entered into in connection with this Agreement.

                  "Voting Common Stock" means the voting common stock, no par value per share, of the Company.

                  "Ward" means Thomas F. Ward.

                  "Working Capital" means the excess of Current Assets over
Current Liabilities of the Company and its Subsidiaries, calculated on a consolidated basis. Current Assets and Current Liabilities shall be determined in accordance with GAAP, consistent with past practice, provided, that (i)
Current Assets shall exclude Cash, Shareholders Loans and Excluded Assets
(including the split dollar agreements and any life insurance policies on the lives of Rice or Catherine Rice) and (ii) Current Liabilities shall exclude
Indebtedness, Transaction Expenses, Change in Control Payments and any
Liabilities related to Excluded Assets (including the

withholding liability account of the Execuflex Plan) or the cancellation of the
Company Stock Options and the Phantom Stock Award Agreement.

                  "Working Capital Adjustment" has the meaning ascribed to it in
Section 2.3(a).

                  "Working Capital/Cash Resolution Period" has the meaning
ascribed to it in Section 2.3(d).

                  (b)      Construction of Certain Terms and Phrases. Unless the
context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein,"
"hereby" and derivative or similar words refer to this entire Agreement; and
(iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                     ANNEX 2

                                 EXCLUDED ASSETS

1.       Office furniture, artwork, and personal effects of Charles B. Rice, Sr.
         at the Corporate Office

2.       Office furniture, artwork, and personal effects of Tom Ward at the
         Corporate Office

3.       Office furniture, artwork, and personal effects of David Brazeal at the
         Corporate Office

4.       Office furniture, artwork, and personal effects of Charles B. Rice, Jr.
         at the Corporate Office

5.       Company owned artwork at the Corporate office not included in the personal effects of Charles B. Rice, Sr., Charles B. Rice, Jr., Tom
         Ward, or David Brazeal*

6.       Conference table and chairs located in Corporate board room*

7.       Furniture and accessories located in lobby of Corporate office*

8.       Company memorabilia and archival material (other than Books and
         Records) not related to operation of the Business

9.       Golf Club of Georgia and Kiawah Island Club memberships for Charles and
         Catherine Rice

10.      SEC Championship tickets for December 2004

11.      Split-dollar agreements and cash surrender value of life insurance on the lives of Charles and Catherine Rice

12.      Transfer of three automobile leases for Charles B. Rice, Sr., Catherine
         Rice, Charles B. Rice, Jr., Tom Ward and David Brazeal

--------
* Items 5, 6 and 7 would not be removed until Parent moves offices or closes the
Atlanta Barton office.